                                                                  Exhibit 10.26


*** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED WITHIN THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.





         SATELLITE MODEM DEVELOPMENT, PRODUCTION AND PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          WILDBLUE COMMUNICATIONS, INC.


                                       AND


                                  VIASAT, INC.



                         EFFECTIVE AS OF MARCH 5, 2001.







                        ViaSat and WildBlue Confidential

March 5, 2001

                               TABLE OF CONTENTS.

1.      CONSTRUCTION AND INTERPRETATION......................................  1

2.      DEFINITIONS..........................................................  2

3.      CONTRACT DOCUMENTS; POST EXECUTION MATTERS...........................  7

4.      TERM.................................................................  7

5.      SATELLITE MODEM DEVELOPMENT..........................................  7

        5.1.   Statement of Work.............................................  7

        5.2.   WildBlue Responsibilities.....................................  8

        5.3.   Contractor Responsibilities...................................  8

        5.4.   Milestone and Payment Schedule................................  8

        5.5.   Failure to Achieve Milestones.................................  9

6.      ACCEPTANCE AND PRODUCTION............................................  9

        6.1.   Contractor Responsibilities...................................  9

        6.2.   Acceptance Testing............................................  9

        6.3.   Quality Assurance............................................. 12

7.      PHYSICAL APPEARANCE AND BRANDING..................................... 12

        7.1.   Physical Appearance........................................... 12

        7.2.   SM Marks...................................................... 12

        7.3.   Use of Contractor Marks....................................... 12

        7.4.   Dispute Resolution............................................ 13

8.      ORDERING............................................................. 13

        8.1.   Orders Generally.............................................. 13

        8.2.   Order and Delivery Forecast................................... 13

        8.3.   Initial Order................................................. 13

        8.4.   Orders from Affiliates and Authorized Resellers............... 13

        8.5.   Shortfalls and Cancellation of WildBlue Orders................ 14

        8.6.   Minimum Order Quantity........................................ 15

9.      SHIPPING AND RELATED MATTERS......................................... 15

        9.1.   Serial Numbers................................................ 15

        9.2.   Packing and Packaging......................................... 15

        9.3.   Delivery and Storage.......................................... 15

10.     LICENSES, PROPRIETARY RIGHTS AND ESCROW.............................. 16

        10.1.  Ownership..................................................... 16

        10.2.  Grants of Licenses to Contractor.............................. 17

                                                                               i

                        ViaSat and WildBlue Confidential

March 5, 2001

        10.3.  Grant of Licenses to WildBlue................................. 17

        10.4.  Software Licenses and Rights.................................. 18

        10.5.  Documentation................................................. 19

        10.6.  Intellectual Property Pool.................................... 19

        10.7.  Source Materials License...................................... 19

        10.8.  Contractor's Rights of Sale to Other Service Providers and End
               Users......................................................... 19

11.     TRAINING............................................................. 19

        11.1.  Training...................................................... 19

12.     CHANGE PROCEDURES.................................................... 20

        12.1.  Development Phase Change Procedures........................... 20

        12.2.  Post-Development Phase Change Procedures...................... 20

        12.3.  Contractor-Proposed Changes................................... 21

        12.4.  Change Orders ................................................ 21

13.     PROGRAM MANAGEMENT................................................... 22

14.     CONTRACTOR'S USE OF SUBCONTRACTORS AND MANUFACTURING FACILITY........ 22

15.     FORCE MAJEURE AND DELAYS............................................. 24

        15.1.  Force Majeure................................................. 24

        15.2.  Excusable Delay............................................... 25

        15.3.  Delay due to Satellite Construction........................... 25

        15.4.  Delay Due to Launch or Satellite Failure...................... 26

16.     PRICES............................................................... 26

        16.1.  General....................................................... 26

        16.2.  SM Prices by Configuration.................................... 26

        16.3.  Most Favored Customer and Royalty............................. 26

        16.4.  Taxes......................................................... 27

17.     WILDBLUE PAYMENTS TO CONTRACTOR AND INVOICING........................ 27

        17.1.  Payments...................................................... 27

        17.2.  Invoicing..................................................... 28

        17.3.  Payment Due................................................... 28

        17.4.  Disputed Charges.............................................. 29

        17.5.  Encumbrances.................................................. 29

18.     INFORMATION; CONFIDENTIALITY......................................... 29

        18.1.  Contractor Information........................................ 29

        18.2.  WildBlue Information.......................................... 29

                                                                              ii
                        ViaSat and WildBlue Confidential

March 5, 2001

        18.3.  Confidentiality............................................... 30

19.     WARRANTIES AND TECHNICAL SUPPORT..................................... 32

        19.1.  Pass-Through Warranties....................................... 32

        19.2.  SM Warranty................................................... 32

        19.3.  Monthly Reports............................................... 33

        19.4.  Epidemic Failures............................................. 33

        19.5.  Ownership or Use.............................................. 33

        19.6.  Disclaimer.................................................... 33

        19.7.  Technical Support............................................. 34

20.     INDEMNITIES.......................................................... 34

        20.1.  Indemnity by Contractor....................................... 34

        20.2.  Indemnity by WildBlue......................................... 34

        20.3.  Intellectual Property Infringement............................ 35

        20.4.  Indemnification Procedures.................................... 36

        20.5.  Subrogation................................................... 36

21.     LIABILITY............................................................ 37

22.     DISPUTE RESOLUTION................................................... 37

        22.1.  Informal Dispute Resolution................................... 37

        22.2.  Arbitration................................................... 37

        22.3.  Independent Expert Dispute Resolution......................... 40

        22.4.  Injunctive Relief............................................. 40

        22.5.  Venue and Jurisdiction........................................ 40

23.     TERMINATION.......................................................... 40

        23.1.  Termination for Cause......................................... 40

        23.2.  Termination for Convenience................................... 41

        23.3.  Effect of Termination or Expiration; Wind Down................ 42

24.     LIMITATION OF LIABILITY.............................................. 42

25.     GENERAL.............................................................. 43

        25.1.  Binding Nature and Assignment................................. 43

        25.2.  Entire Agreement.............................................. 43

        25.3.  Compliance with Laws and Standards............................ 43

        25.4.  Notices....................................................... 44

        25.5.  Counterparts.................................................. 44

        25.6.  Relationship of Parties....................................... 44

        25.7.  Severability.................................................. 44

                                                                             iii
                        ViaSat and WildBlue Confidential

March 5, 2001

        25.8.  Consents and Approval......................................... 45

        25.9.  Waiver of Default; Cumulative Remedies........................ 45

        25.10. Survival...................................................... 45

        25.11. Public Disclosures............................................ 45

        25.12. Third Party Beneficiaries..................................... 45

        25.13. Amendment..................................................... 46

        25.14. Incorporation by Reference and Order of Precedence............ 46

        25.15. Governing Law................................................. 46

        25.16. Covenant of Good Faith........................................ 46

        25.17. Authorization................................................. 46

                                                                              iv

                        ViaSat and WildBlue Confidential

March 5, 2001


                               LIST OF SCHEDULES.

   1.     Satellite Modem Product Description
   2.     WildBlue Radio Frequency Interface Specification
   3.     SM/SMTS Functional Specification
   4.     IDU/ODU Interface Specification
   5.     WildBlue Responsibilities
   6.     Statement of Work
   7.     Milestone and Payment Schedule
   8.     Minimum Order Commitment and Maximum Capacity Commitment
   9.     Order and Delivery Forecast
   10.    Labor Rates
   11.    SM Pricing Schedule
   12.    Contractor's Marks
   13.    Technical Support, Warranty Support and Maintenance
   14.    Post Warranty Support and Maintenance
   15.    Documentation Reproduction Guidelines
   16.    Warranty Related Fee Schedule
   17.    Satellite Physical Layer MIB Objects
   18.    Master Preferred Escrow Agreement.


         SATELLITE MODEM DEVELOPMENT, PRODUCTION AND PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          WILDBLUE COMMUNICATIONS, INC.


                                       AND


                                  VIASAT, INC.


        This Satellite Modem Development, Production and Purchase Agreement, including those Schedules and Attachments attached hereto (the "AGREEMENT"), effective as of the Effective Date, is entered into by and between WildBlue Communications, Inc., a Delaware corporation with offices located at 4600 South Syracuse, Suite 500, Denver, CO 80237 ("WILDBLUE"), and ViaSat, Inc., a Delaware corporation with offices located at 6155 El Camino Real, Carlsbad, California 92009 ("CONTRACTOR"). As used in this Agreement, "PARTY" means either WildBlue or Contractor, as appropriate, and "PARTIES" means WildBlue and Contractor.


        The Parties, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                        ViaSat and WildBlue Confidential

March 5, 2001

1.      CONSTRUCTION AND INTERPRETATION

        1.1. Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the satellite telecommunications technology products and services industries shall be interpreted in accordance with their generally known meanings.


        1.2. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.


        1.3. References to an "Article," "Section" and "Subsection" shall be references to an article, section, or subsection of this Agreement, unless otherwise specifically stated.


        1.4. References to this Agreement and the words "herein," "hereof," "hereto," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection.


        1.5. The Article, Section and Subsection headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.


        1.6. The word "including" and words of similar import (such as "include" and "includes") mean "including, but not limited to."


        1.7. A reference to "days" means calendar days, unless otherwise specifically stated in a reference. A reference to a monthly "date" is the last day of the month unless another day is specified.


2.      DEFINITIONS

        As used in this Agreement, the following defined terms shall have the meanings set forth below. Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.


        2.1. "ACCEPTANCE" or "ACCEPTED" means written notification of acceptance from the WildBlue Program Manager to the Contractor Program Manager (or lapse of the required time for notice of rejection set forth in the Acceptance Test Plan or herein as applicable) in accordance with the Acceptance Test Plan that a Deliverable meets the applicable Acceptance Criteria.


        2.2. "ACCEPTANCE CRITERIA" means the criteria used to confirm that Deliverables meet the requirements of the Acceptance Test Plan and/or the Statement of Work.


        2.3. "ACCEPTANCE TEST PLAN" means the defined criteria, processes, and time frame to be mutually agreed upon by the Parties in accordance with Section 6.2 below, which are necessary to evaluate and demonstrate that Deliverables subject to Acceptance Testing in accordance with the Statement of Work satisfy the applicable requirements for the relevant Milestone or that the Deliverables provide the applicable Features and conform to the applicable Specification in all material respects as set forth in the Statement of Work.

                                                                               2
                        ViaSat and WildBlue Confidential

March 5, 2001

        2.4. "ACCEPTANCE TESTING" means the acceptance tests to be conducted in accordance with the procedures and timeframes set forth in the Acceptance Test Plan.


        2.5. "AFFILIATE" means, with respect to a Party, any person or entity Controlling, Controlled by or under common Control with such entity (but only as long as such person or entity meets these requirements).


        2.6. "AUTHORIZED RESELLER" means a person or entity that is authorized by WildBlue to buy SMs from Contractor for use with the WildBlue System.


        2.7. "CONTRACTOR BACKGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for Contractor prior to the Effective Date or developed by or for Contractor at any time independent of this Agreement. Contractor Background Information expressly excludes all Third Party Information.


        2.8. "CONTRACTOR FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for Contractor in connection with the development of SMs under this Agreement, excluding Joint Foreground Information.


        2.9. "CONTROL" and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting stock, by contract or otherwise.


        2.10. "DEFECT" means any failure of an SM, including any components thereof (but excluding failures of any third party components provided by WildBlue), to operate in conformance with the applicable Specification.


        2.11.  "DELIVERABLES" means the products and services set forth in
               Schedule 6 (Statement of Work), including, without limitation, all incidental related products and services, provided by Contractor under this Agreement.


        2.12.  ***


        2.13. "DOCUMENTATION" means documentation required to be prepared and delivered by Contractor under this Agreement in accordance with
               Schedule 6.


        2.14.  "EFFECTIVE DATE" means March 5, 2001.


        2.15. "END USER" means a person or entity (other than WildBlue, Authorized Resellers or Service Providers) that purchases (other than for resale or distribution) an SM for use outside the WildBlue System.


        2.16. "ESCROW AGREEMENT" means the Escrow Agreement for Source Materials to be agreed to by the parties and attached to this Agreement as Schedule 18.


        2.17. "EXECUTABLE CODE" means the fully compiled version of a software program that can be executed by a computer and used by an end user without further compilation.


        2.18. "FEATURE" means a function, innovation or performance improvement to the SMs that is made generally available to any User. New Features may be offered by Contractor to WildBlue separately or bundled. The term "Feature" does not include Point Releases or

                                                                               3
                        ViaSat and WildBlue Confidential

March 5, 2001

               Software Patches, or hardware or software changes which correct and/or fix Defects in such current release.


        2.19. "HARDWARE" means the hardware components of SMs, excluding any Software.


        2.20.  "INITIAL ORDER" is defined in Section 8.3 below.


        2.21.  "INITIAL SM DELIVERY" is defined in Section 5.4(d).


        2.22.  "INSOLVENCY EVENT" is defined in the Escrow Agreement.


        2.23. "INTELLECTUAL PROPERTY RIGHTS" means any and all rights in the following:


               (a)    patents whether registered or unregistered;


               (b) inventions whether or not capable of protection by patent or registration;


               (c) rights in commercial information and technical information, including know-how, research and development data, manufacturing methods and data, specifications and drawings, formulas, trade secrets, algorithms, prototypes and research materials;


               (d) copyrights (including without limitation any application, registration or renewal related thereto), registered designs or design rights (whether or not capable of protection by registration), trademarks (whether registered or unregistered, including without limitation service marks, logos, sound logos, certification marks, and trade names, together with any applications, registrations and renewals for any of the foregoing and the goodwill associated with each), domain names, mask work rights, database rights, and moral rights;


               (e) applications for the grant of rights of the foregoing descriptions;


               (f) rights of a similar or analogous nature to any of the foregoing whether in existence now or in the future and wherever located in the world.


        2.24. "INTERFACE SPECIFICATION" means the written specifications defined in Schedules 2 and 4 and each subsequent revision of such documents (including any modifications and derivative works thereof), but shall not include Specification Embodiment and IS Background Information.


        2.25. "IS BACKGROUND INFORMATION" means that Contractor Background Information developed by Contractor prior to the Effective Date or developed by or for Contractor at any time independent of this Agreement that incorporated into or essential to the application of the Interface Specification, and all Intellectual Property Rights therein, but shall not include Specification Embodiment.


        2.26. "IS FOREGROUND INFORMATION" means that Contractor Foreground Information developed by Contractor in the course of performance of this Agreement that relates to the Interface Specification, and all Intellectual Property Rights therein, but shall not include Specification Embodiment.

                                                                               4
                        ViaSat and WildBlue Confidential

March 5, 2001

        2.27. "JOINT FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, jointly developed by Contractor and WildBlue in connection with the development of SMs under this Agreement. The determination of whether Contractor and WildBlue are joint authors for copyrightable foreground information or joint inventors for patentable foreground information shall be based on federal copyright and federal patent law respectively.


        2.28. "LEGAL REQUIREMENTS" means all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, directions and requirements of all governmental agencies applicable to or required in connection with the SMs.


        2.29. "LIEN" means any lien (including subcontractor and other mechanic liens), imperfection in title, security interest, claim, charge, restriction or other encumbrance.


        2.30.  ***


        2.31. "LOSSES" means all losses, costs, expenses, liabilities and damages reasonably incurred resulting from or relating to under any settlement, litigation or final judgment, and all related reasonable costs and expenses, including reasonable legal fees, fines, interest and penalties.


        2.32.  "MAJOR COMPONENT" is defined in Section 14.


        2.33.  "MAJOR COMPONENT VENDOR" is defined in Section 14.


        2.34. "MAJOR RELEASE" means the issue of Software and any superseding issue thereof which adds new Features or functionality to, or substantially enhances, the existing Software. A Major Release may also correct defects in earlier releases.


        2.35. "MARK" means any trademark, service mark, trade name, domain name, logo or other indicia of source or origin of a product or service.


        2.36. "MILESTONE PAYMENT" means an NRE Payment (as defined in Section 17.1) made by WildBlue to Contractor in accordance with Section
               17.2 below upon the achievement by Contractor of certain Milestones and Acceptance by WildBlue of the corresponding Milestone.


        2.37.  "MILESTONES" is defined in Section 5.4.


        2.38.  "NRE PAYMENT" is defined in Section 17.1.


        2.39. "ORDER" means a purchase order issued by WildBlue to Contractor confirming the purchase of SMs and providing carrier, shipping destination and other similar information.


        2.40. "OUT-OF-BOX FAILURE" means the inoperability of any SM or failure of any SM to operate in accordance with the applicable Specification either (a) if initially tested after delivery to WildBlue but before initial installation, or (b) failure to so operate during the two (2) day period immediately following such initial installation. Out-of-Box failure does not include failure of any third party components provided by WildBlue.

                                                                               5
                        ViaSat and WildBlue Confidential

March 5, 2001

        2.41. "POINT RELEASE" means a reissue of the existing Software which revises or improves the Software with which it is associated; a Point Release may also correct and/or fix defects in the current release of Software.


        2.42.  "PRICE" means the price of an SM to WildBlue as set forth on
               Schedule 11, FOB those Contractor's designated sites in the contiguous Unites States.


        2.43. "SERVICE PROVIDER" means persons or entities other than WildBlue, Authorized Resellers, or End Users that acquire SMs from Contractor and resell or distribute such SMs.


        2.44. "SM" means the satellite modem, designed, developed and manufactured by Contractor substantially in accordance with the applicable Specification and as authorized under the terms and conditions of this Agreement, and any other substantially similar satellite modem in design and function manufactured by or for Contractor.


        2.45. "SM-A" and "SM-B" mean those versions of the SM with the applicable requirements and Specifications set forth in the Statement of Work.


        2.46. "SOFTWARE" means the machine readable computer programs (including firmware, files, databases, interfaces, documentation and other materials related thereto, any third party Software sublicensed by Contractor hereunder), as such Software is revised, upgraded, updated, corrected, modified, and enhanced from time-to-time and provided to WildBlue pursuant to this Agreement.


        2.47. "SOFTWARE PATCHES" means Software that corrects or removes a reproducible anomaly or "bug," whether or not such anomaly applies to software furnished to WildBlue under this Agreement. Software Patches do not include Point Releases or Major Releases, and do not represent an upgrade to or enhancement of existing Software specifications.


        2.48. "SOURCE MATERIALS" means the human readable version of the Software written in a high level language, including source code listings as then commented, system and program flowcharts, and such other components, programs and documents to fully utilize, modify and maintain the Software consistent with standards set forth herein, including all necessary support routines that enable the software program to be compiled into Executable Code, all of which, where applicable, shall be on media that allows the program to be read and processed. Source Code includes all documentation and know-how reasonably necessary to allow a person reasonably skilled in computer programming to understand and utilize such programs.


        2.49. "SPECIFICATION" means, with respect to each Deliverable, those functional, performance and other requirements specified in the Statement of Work for such Deliverable. For SMs, the Specification includes the following documents as may be amended from time to time in accordance with the terms of this Agreement:

               (a)    Satellite Modem Product Description (set forth in Schedule
                      1)

               (b) WildBlue Radio Frequency Interface Specification (set forth in Schedule 2)

               (c)    SM/SMTS Functional Specification (set forth in Schedule 3)

               (d)    IDU/ODU Interface Specification (set forth in Schedule 4)

               (e)    Satellite Physical Layer MIB Objects (set forth in
                      Schedule 17).

                                                                               6
                        ViaSat and WildBlue Confidential

March 5, 2001

        2.50. "SPECIFICATION EMBODIMENT" means all Intellectual Property Rights throughout the world now or hereafter owned by a Party hereof contained in any embodiment of the SMs apart from the Interface Specification.


        2.51. "STATEMENT OF WORK" or "SOW" means the description of the work to performed by Contractor under this Agreement as set forth in
               Schedule 6.


        2.52. "THIRD PARTY INFORMATION" means information and technology, and all Intellectual Property Rights therein, owned by a third party.


        2.53.  "UNITED STATES" or "U.S." means the United States of America.


        2.54. "USER" means a person or entity (other than WildBlue, any Authorized Reseller, or a Service Provider) that purchases other than for resale or distribution an SM for use in the WildBlue System.


        2.55. "USER DOCUMENTATION" means the user documentation furnished to WildBlue by Contractor for distribution along with the SMs.


        2.56. "WAIVER" means a written authorization to accept an item of equipment or software after manufacture which is found to depart from specified requirements but is nevertheless considered suitable for use, "as is," or after rework by an appropriate method.


        2.57. "WBSM" means the SM-A or SM-B or other production versions of the SM produced for WildBlue under this Agreement after Acceptance for production by WildBlue in accordance with Section 6.2.


        2.58. "WILDBLUE BACKGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for WildBlue prior to the Effective Date or developed by or for WildBlue at any time independent of this Agreement.


        2.59. "WILDBLUE FOREGROUND INFORMATION" means all information and technology, and all Intellectual Property Rights therein, developed by or for WildBlue in connection with the development of SMs under this Agreement, but excluding all Joint Foreground Information.


        2.60. "WILDBLUE SYSTEM" means the broadband internet access system operated by WildBlue, as further described in the Specification.


3.      CONTRACT DOCUMENTS; POST EXECUTION MATTERS


        3.1. The contract documents consist of this Agreement and each of the Schedules, each as may be amended from time to time in accordance with the terms of this Agreement, which are attached hereto and incorporated into this Agreement by this reference.


        3.2. The Parties acknowledge that as of the Effective Date, following Schedules are incomplete: 16 and 17 . Within sixty (60) days after the Effective Date, or such later time as the Parties may mutually agree, the Parties will agree on and deliver a final version of such Schedules.

                                                                               7
                        ViaSat and WildBlue Confidential

March 5, 2001

4.      TERM


        The term of this Agreement shall begin upon the Effective Date and shall expire five (5) years thereafter (the "INITIAL TERM"). Prior to the expiration of the Initial Term or the first two Extended Terms (as defined below), WildBlue may, at its option, extend the term of this Agreement for additional one (1) year terms (for a maximum Term of eight years), by providing at least sixty (60) days written notification to Contractor of such extension prior to the end of the then current term (each such extension is referred to as an "EXTENDED TERM"); provided that the then current SM Order and Delivery Forecast is at least five thousand (5,000) SMs per month. The Initial Term and all of Extended Terms (as they may be earlier terminated), are collectively referred to as the "TERM."


5.      SATELLITE MODEM DEVELOPMENT


        5.1. STATEMENT OF WORK. The Parties each agree to perform their respective obligations set forth in the Statement of Work, setting forth the development schedule, Milestones, Deliverables, Acceptance Criteria and other criteria relating to the Deliverables to be provided by Contractor under this Agreement. In accordance with the terms of this Agreement and the Statement of Work, Contractor shall develop and provide WildBlue with the Deliverables.


        5.2. WILDBLUE RESPONSIBILITIES. WildBlue shall deliver to Contractor those documents and items set forth on and in accordance with
               Schedule 5. WildBlue agrees to provide such other WildBlue Background Information and WildBlue Foreground Information to Contractor as required by Section 10.1. WildBlue shall use commercially reasonable efforts to obtain any government approvals or certifications applicable to the WildBlue System, apart from approvals or certifications applicable to SMs, that are reasonably necessary for Contractor to fulfill its obligations set forth in Section 5.3(b) below.


        5.3.   CONTRACTOR RESPONSIBILITIES.


               (a) Contractor shall design, construct and deliver the Deliverables that meet the requirements of the Specification in accordance with the Statement of Work. Further, promptly upon the completion of each development phase, and no later than the relevant Milestone date, Contractor will deliver to WildBlue the portion of the Deliverables and any other materials required to be provided by Contractor under such development phase as described in the Statement of Work (such other materials being included in the definition of the term "Deliverables"). The Deliverables subject to Acceptance Testing in accordance with Schedule 7 that are produced by Contractor hereunder shall be tested by Contractor and delivered to WildBlue for Acceptance, as more fully described in Section 6 below.


               (b) Contractor shall obtain the appropriate and necessary government approvals and certifications applicable to the WBSM which allow the WBSM to be sold in the United States and Canada. Further, for all other countries in North and South America, provided that WildBlue has obtained the necessary and applicable government approvals for landing rights, Contractor shall at commercially reasonable rates (including reimbursement for reasonable travel, legal, and other related expenses) and, upon a written request from WildBlue, use commercially reasonable efforts to obtain the appropriate and necessary government approvals and certifications applicable to the WBSM and to make any necessary

                                                                               8
                        ViaSat and WildBlue Confidential

March 5, 2001

                      modifications to the WBSM as soon as reasonably practicable after the WildBlue request that allow the WBSM to be sold in such other countries. To the extent practicable, Contractor shall upon request provide WildBlue a non-binding estimate of the costs associated with obtaining such approvals or consents within such countries. Subject to WildBlue's obligations set forth in this Section 5.3(b), Contractor warrants that WBSMs will comply fully with the applicable Legal Requirements in the country for which the WBSMs have been approved as of the date of delivery of such WBSMs.


        5.4.   MILESTONE AND PAYMENT SCHEDULE.


               (a) MILESTONES. Critical milestones in the development and manufacture of the SM (each a "MILESTONE"), the deadline for achievement for each Milestone (each a "MILESTONE DATE") and the payments required upon the completion of each Milestone, are set forth on Schedule 7 hereto (the "MILESTONE AND PAYMENT SCHEDULE"). Contractor acknowledges and agrees that time is of the essence in the performance of its obligations hereunder and that Contractor's failure to complete its development or manufacturing obligations in a timely fashion will cause serious damage to WildBlue, the amount of which will be difficult to ascertain. Accordingly, Contractor will complete each Milestone on or before the corresponding Milestone Date.


               (b) FAILURE TO MEET MILESTONES. If Contractor fails to complete each Milestone on or before the corresponding Milestone Date, (1) Contractor will develop a correction plan demonstrating that Contractor can recover from Contractor's failure to achieve such Milestone and present such a correction plan to WildBlue within fourteen (14) days after WildBlue's request for such correction plan; and (2) the Parties will work in good faith to devise a plan of action to achieve the next Milestone by the specified Milestone Date or arrive at a mutually acceptable revised schedule within five (5) business days after WildBlue's receipt of Contractor's plan; and (3) Contractor's performance will be measured against the revised schedule (in no event to exceed ninety (90) days after the original Milestone Date) in such plan of action; provided that Contractor shall not be in breach of this Agreement until the later of five (5) weeks after the Original Milestone Date or the date for performance set forth in the revised schedule.


               (c)    ***If Contractor fails to meet Milestones as set forth in
                      Section 5.4(a), WildBlue will ***.


               (d) ***Notwithstanding anything to the contrary herein, if Contractor delivers at least *** production SMs which conform to the Specification and satisfactorily pass all Acceptance Testing (the "INITIAL SM Delivery") by the delivery date for Milestone 11 of Schedule 7, WildBlue shall ***.


        5.5. FAILURE TO ACHIEVE MILESTONES. Subject to the Statement of Work, but without prejudice to any remedies WildBlue may have available pursuant to Section 5.4, if Contractor fails to achieve an original Milestone or a revised Milestone by the corresponding Milestone Date, Contractor shall use its reasonable best efforts to complete the Milestone as quickly as possible thereafter.


6.      ACCEPTANCE AND PRODUCTION

                                                                               9
                        ViaSat and WildBlue Confidential

March 5, 2001

        6.1. CONTRACTOR RESPONSIBILITIES. Contractor shall perform all work necessary for the manufacturing and delivery of SMs, in accordance with the Specification and the Statement of Work.


        6.2.   ACCEPTANCE TESTING.


               (a) ACCEPTANCE CRITERIA. A mutually acceptable Acceptance Test Plan will be created by the Parties and used to verify that each Deliverable subject to Acceptance Testing in accordance with the Statement of Work meets the Acceptance Criteria defined in the SOW for such Deliverable. Each such Acceptance Test Plan shall include the scope, Acceptance Criteria, parameters to be tested, and an objective measurement for passing or failing, as well as other mutually agreed-upon parameters. If the Parties agree to conduct future Acceptance Testing in relation to new versions of SMs (including new versions of SM Hardware and SM Software), the Acceptance Test Plan, Approval and Acceptance process will follow the process described in this Agreement. For Deliverables in the Milestone Payment Schedule which do not require testing, Acceptance will occur upon satisfying the Acceptance Criteria defined in the SOW for that Milestone.


               (b) ACCEPTANCE TEST PLAN APPROVAL. Contractor shall submit an Acceptance Test Plan to WildBlue for each Deliverable that is subject to Acceptance Testing no later than sixty (60) days before the relevant Milestone subject to Acceptance Testing. WildBlue will have two (2) weeks to provide a written response to Contractor with respect to the proposed Acceptance Test Plan and have the right to make reasonable modifications to such draft to make it conform to the Specifications and the requirements of this Agreement. Each final Acceptance Test Plan must be approved by both Parties within two (2) weeks after WildBlue's written response to Contractor. If the Parties cannot reach agreement regarding an applicable Acceptance Test Plan in accordance with the two (2) week time frame set forth above, the expedited dispute resolution process of Section 22.2(b) will be applied.


               (c) ACCEPTANCE TESTING. For each Deliverable that is subject to Acceptance Testing, Contractor shall perform formal testing on first article production units in accordance with the approved Acceptance Test Plan on or prior to the date specified for initial delivery of such Deliverable. WildBlue representatives shall be invited to review the test configuration and witness the formal testing. Upon successful completion of testing, Contractor will deliver to WildBlue a certification that the applicable Deliverable has met the applicable Acceptance Criteria, a copy of the Acceptance Test results and any request for waivers or deviations. Upon delivery of these items WildBlue shall have five (5) days to notify Contractor in writing confirming that Acceptance Testing has been satisfactorily completed or indicating that the Deliverable has failed to pass the Acceptance Testing. Any determination of failure shall be based solely on nonconformity with the Acceptance Test Plan and shall be accompanied by a notice containing reasonably detailed information regarding the reasons for the failure and copies of applicable test documents. Any Deliverable that meets the applicable Acceptance Criteria or that is not rejected or provisionally accepted within such five (5) day period shall be deemed to have been "Accepted." In the event Contractor receives notification that a Deliverable has failed the relevant

                                                                              10
                        ViaSat and WildBlue Confidential

March 5, 2001

                      Acceptance Test Plan, Contractor agrees to use its commercially reasonable best efforts to correct the defects identified in the notice and upon completion of acceptance testing resubmit the items listed above to WildBlue. Contractor will not be authorized to deliver or invoice WildBlue for SM units of a given version until that version has been "Accepted." The failure of an SM version to satisfy the applicable Acceptance Test Plan shall be subject to the cure period and procedures set forth in Section 5.4 above. In the event that Contractor is unable to deliver an SM that satisfies the applicable Acceptance Test Plan within the cure period, WildBlue shall have the remedies set forth in Section 5.4.


               (d) INDEPENDENT TESTING. WildBlue may perform additional testing on Deliverables. If Acceptance testing, performed by WildBlue after the Deliverable has been Accepted in accordance with 6.2(c) identifies a Defect in that Deliverable, WildBlue shall inform Contractor in writing and describe the alleged Defect and the test conditions under which the Defect was identified. Contractor will have fourteen (14) days to provide a response either disputing the allegation of failure, requesting a Waiver or concurring with the alleged Defect. If Contractor concurs with WildBlue's finding, Contractor will submit a corrective action plan covering SMs of the affected version which are under Warranty or Extended Warranty coverage and Contractor will suspend future deliveries of that version until successful demonstration of the fixes called out in the corrective action plan. A request for a Waiver will be handled in accordance with the provisions of this Agreement. If Contractor disputes WildBlue's allegation of failure, Contractor will provide WildBlue with a written response describing the reasons why the WildBlue test results do not indicate a Defect along with any supporting test data.


               (e)    PROVISIONAL ACCEPTANCE.


                      (i)    Without waiving any of its rights under this
                             Section 6.2, WildBlue may, prior to Acceptance, provisionally accept the initial *** SMs described in Schedule 8 that have not satisfied the Acceptance Test Criteria by notifying Contractor in writing of WildBlue's "provisional acceptance." Such provisional acceptance shall be accompanied by a notice indicating the Defects identified in such SMs (including copies of the applicable test documents, if any) and requiring Contractor to correct such Defects within the Make-Good Period defined below.


                      (ii) SMs provisionally accepted under paragraph (i) above are counted as full deliveries for purpose of the WildBlue's obligation to make payment (including the associated NRE Payment) and for ***. If (1) the provisionally accepted SMs have Hardware related Defects and SMs with Hardware that meets the Specifications in all respects are not available for delivery forty-five (45) days from the Initial SM Delivery date (Milestone 12 of
                             Schedule 7) or (2) the provisionally accepted SMs have a Software Defect and Contractor has not corrected the Software Defect through a Major Release, Point Release or Software Patch, within two and one half (2.5) months after the Initial SM Delivery Date (each a "Make Good Period"), Contractor shall refund such NRE Payment associated with delivery of those provisionally accepted SMs within thirty (30) days after the end of the Make Good Period. Notwithstanding the foregoing, if the

                                                                              11
                        ViaSat and WildBlue Confidential

March 5, 2001

                             satellite delivery to WildBlue occurs prior to ***, thirty (30) days will be added to the each of the Make Good Periods.


                      (iii) WildBlue has the right to return to Contractor SMs provisionally accepted pursuant to paragraph (i) above that contain Hardware Defects, at any time within twelve (12) months of the SMs having been delivered to WildBlue. Contractor shall provide to WildBlue a credit of fifty percent (50%) of the original unit purchase Price of any such returned SMs and permit WildBlue to apply such credit towards the purchase Price for SMs that meet the requirements of the Acceptance Test Plan in all respects.


        6.3. QUALITY ASSURANCE. Contractor shall maintain compliance with its ISO 9001 series approach to quality in the performance of its obligations under this Agreement. As part of its quality assurance obligations, Contractor shall conduct testing of SMs after Acceptance (or provisional acceptance) of such SM version in accordance with reasonable industry practices. If testing of SMs indicates a problem with the quality of the SMs generally based on evidence of failure of the SMs, then Contractor will provide an plan to correct problem within two (2) weeks after notice of such problems by WildBlue.


7.      PHYSICAL APPEARANCE AND BRANDING


        7.1. PHYSICAL APPEARANCE. Contractor shall submit a physical design to WildBlue for review and approval. Contractor shall incorporate all reasonable suggestions made by WildBlue regarding physical design and appearance of the WBSMs. If incorporating WildBlue's suggestions regarding physical design and appearance (including SM Marks) materially impacts Contractor's cost or schedule, Contractor shall be entitled to receive an equitable adjustment in Price and/or schedule in a manner consistent with Section 12.1 below.


        7.2. SM MARKS. Branding of WBSMs shall be determined solely by WildBlue. WildBlue has the right (but not the obligation) to put a Contractor logo (provided by Contractor, which may be a name other than "ViaSat"), another logo (excluding that of a competing manufacturer of satellite terminals) and/or a WildBlue logo on the WBSM at a location and size of WildBlue's choosing. If WildBlue opts not to include a Contractor logo, WildBlue will include a unique brand name which distinguishes Contractor's WBSMs from other manufacturer's WBSMs and will not use such brand name on WBSMs from any other manufacturer. WildBlue agrees that it will treat Contractor no less favorably regarding the placement of brand name and logos on the WBSMs than other manufacturers of WBSMs for WildBlue. Contractor shall affix to each production WBSM, the Marks selected by WildBlue for inclusion on WBSMs, in the form and location determined by WildBlue.


        7.3. USE OF CONTRACTOR MARKS. Contractor grants WildBlue a non-exclusive, non-transferable (except as permitted under Section 25.1 (Assignment)), royalty-free license (without the right to grant sublicenses) to use and reproduce the Contractor Marks set forth on Schedule 12, as may be amended upon mutual agreement of the Parties from time to time, in accordance with Contractor's reasonable guidelines solely for use on WBSMs, or for advertising, promotional or other purposes having to do with the WildBlue business. WildBlue agrees to state in appropriate places on all materials using Contractor Marks that the Contractor Marks are trademarks of Contractor and to include the symbol (TM) or (R) as appropriate. Contractor agrees that WildBlue may utilize Contractor Marks to advertise Contractor's participation as a SM vendor. Contractor must obtain permission in writing

                                                                              12
                        ViaSat and WildBlue Confidential

March 5, 2001

               from WildBlue to use the WildBlue logo or the WildBlue trade name. Subject to Section 25.11, Contractor may use the WildBlue logo or WildBlue trade name in connection with listing and describing WildBlue as a customer of Contractor in its advertising, promotion, marketing and sales materials. Notwithstanding the foregoing, neither Party shall make any statement that acts as an implied or direct endorsement of any product (except for the WBSM) or service of the referencing Party by the other Party without such other Party's prior written consent.


        7.4. DISPUTE RESOLUTION. If the Parties cannot reach agreement regarding matters arising under Section 7.1, the Parties will engage in the Dispute Resolution procedure set forth in Section 22.


8.      ORDERING


        8.1. ORDERS GENERALLY. During the Term of this Agreement, Orders for SMs shall be issued in accordance with Section 8.2. Any term or condition set forth in an Order or other document submitted by either Party that is inconsistent with or in addition to this Agreement will be of no force or effect, unless mutually and expressly agreed by the Parties in writing. Subject to the terms of this Agreement, Contractor shall accept all Orders issued by WildBlue in accordance with the terms of this Agreement and deliver such Orders in accordance with the terms of the Order and the terms and conditions of this Agreement. Title and risk of loss or damage shall transfer, upon Contractor's delivery to the carrier of WildBlue's choice at Contractor's designated shipping point within the contiguous U.S. Except as expressly set forth herein, delivery schedule changes must be mutually agreed to in writing. If Contractor obtains shipping insurance on behalf of or for the benefit of WildBlue, WildBlue shall be responsible for filing, processing and pursuing all claims under such insurance policy.


        8.2. ORDER AND DELIVERY FORECAST. WildBlue shall provide Contractor with a delivery forecast and order commitment as required by
               Schedule 9 (the "SM ORDER AND DELIVERY FORECAST"). A monthly delivery forecast becomes an Order through the process defined in
               Schedule 9. Subject to the terms hereof, each Order shall include delivery instructions, packaging type, purchase order number, quantity, applicable Price (set forth in Schedule 11) and statement that the Order is being placed under this Agreement. Contractor acknowledges that the WildBlue Order Forecast will be binding only as set forth in Schedule 9. WildBlue may vary the forecast as provided in Schedule 9.


        8.3. INITIAL ORDER. Subject to Contractor delivering the SM-Bs by ***, WildBlue agrees to purchase from Contractor *** thousand WBSMs (the "INITIAL ORDER"), which includes the Initial SM Delivery. The delivery schedule for the Initial Order shall be established with the first WBSM Order and Delivery Forecast provided by WildBlue in accordance with Schedule 9. The delivery schedule and quantities for the Initial Order shall be consistent with
               Schedule 8 (Minimum Order Commitment and Maximum Capacity Commitment). The delivery schedule may be modified in subsequent months consistent with Schedule 8 and Schedule 9. The time period during which WildBlue must complete purchase of the Initial Order is a function of the actual date for the completion of First Article Testing for the SM-B version as defined in Schedule 8.


        8.4. ORDERS FROM AFFILIATES AND AUTHORIZED RESELLERS. Affiliates and Authorized Resellers shall be entitled to purchase WBSMs from Contractor under Price, Order, Delivery and Warranty terms consistent with this Agreement and such orders shall count toward

                                                                              13
                        ViaSat and WildBlue Confidential

March 5, 2001

               satisfaction of all minimum purchase commitments of WildBlue hereunder, including the Initial Order; provided that *** shall not be required in such Authorized Reseller agreements. Contractor and WildBlue shall use commercially reasonable efforts to mutually agree on a form of purchase agreement within ninety
               (90) days after the Effective Date, under which Authorized Resellers may order and purchase WBSMs. Such purchase agreement will include a license of Contractor Marks to Authorized Resellers consistent with the terms of this Agreement. Contractor shall notify WildBlue of orders for WBSMs placed by Affiliates and Authorized Resellers on a quarterly basis. Contractor agrees that, without the prior written consent of WildBlue, no Order by an Affiliate or Authorized Reseller shall be delivered unless and until all Orders for the relevant time period by WildBlue have been delivered.


        8.5.   SHORTFALLS AND CANCELLATION OF WILDBLUE ORDERS.


               (a) Without WildBlue's prior written approval, Contractor shall not deliver incomplete Orders. WildBlue may refuse to accept a partial delivery or an overage. If Contractor fails to deliver all of the SMs in a WildBlue Order as required by the Order (a "SHORTFALL"), and the delivery delay is not requested by WildBlue or excused under
                      Section 15 (an "UNEXCUSED SHORTFALL"), then on the date the Order was due Contractor shall give WildBlue a written schedule setting forth the schedule on which Contractor will deliver the shortfall (the "MAKE-UP ORDER"). Within five (5) days after WildBlue receives such schedule from Contractor, WildBlue may elect, by giving written notice to Contractor, to delay delivery of all or any portion of the Unexcused Shortfall beyond the dates in Contractor's schedule (for a period not to exceed 120 days), or delete all or any portion of the Unexcused Shortfall from the Order commitment. If WildBlue accepts a partial delivery, WildBlue will have no obligation to pay for any portion of the delivery until the earlier of (i) delivery of the Shortfall by Contractor, and (ii) notice from WildBlue that it has elected to delay (for a period not to exceed 120 days) or delete all or any undelivered portion of the affected Order (in which case WildBlue shall be required to pay for only that portion of the Order actually received). Notwithstanding any of the foregoing, WildBlue's acceptance of partial deliveries will not constitute a waiver of WildBlue's rights or a release of Contractor's obligations under this Agreement.


               (b) For the Initial Order, if WildBlue elects to take delivery of an Unexcused Shortfall, Contractor shall ***. For purposes of determining when Contractor has delivered an SM for which Contractor is required to *** to WildBlue *** under this Section 8.5(b), units of SMs delivered after the Unexcused Shortfall shall be applied first to make up the Unexcused Shortfall. If the delay in making up an Unexcused Shortfall exceeds four (4) weeks, the minimum commitment agreed to by WildBlue for the applicable monthly period and for the Initial Order shall be reduced by the amount of the entire Order to which the Unexcused Shortfall relates.


               (c) After the completion of the Initial Order, if WildBlue elects to take delivery of an Unexcused Shortfall, Contractor shall *** WildBlue *** subject to the Unexcused Shortfall.


               (d) If Contractor becomes aware of any circumstance involving Contractor or a sub-contractor of Contractor that would threaten the timely or full delivery of an Order,

                                                                              14
                        ViaSat and WildBlue Confidential

March 5, 2001

                      Contractor shall immediately notify WildBlue of such delay and the cause of such delay. If requested by WildBlue, Contractor shall promptly provide a written plan for correction of such delay.


        8.6. MINIMUM ORDER QUANTITY. After completion of the Initial Order, if WildBlue places an Order for fewer than five thousand (5,000) SMs during any month, Contractor shall have the right to refuse to accept such Order. If Contractor elects to accept an Order for fewer than 5,000 SMs, Contractor shall deliver such SMs in accordance with the terms of this Agreement. If WildBlue fails to order 5,000 SMs for two (2) consecutive months or three (3) out of any period of six (6) consecutive months and thereafter places an Order of greater than 5,000 SMs, Contractor will be entitled to a one time payment to cover reasonable costs associated with reinitiating volume production of SMs to enable Contractor to fulfill the Order.


9.      SHIPPING AND RELATED MATTERS


        9.1. SERIAL NUMBERS. Contractor shall mark each WBSM produced with a unique serial number. Contractor shall keep accurate records as to the WBSMs, by serial number, that were delivered to WildBlue and Authorized Resellers. Upon WildBlue's request, Contractor shall provide a report in electronic format which identifies the serial numbers received by any purchaser.


        9.2. PACKING AND PACKAGING. To the extent possible, orders will be packaged in blocks of twenty-four (24) individual WBSMs or multiples thereof. All deliveries to WildBlue pursuant to this Agreement shall be packaged in a manner consistent with industry standards for cable modems and packed for safe delivery to their destinations without damage. Wholesale, single color packaging is included in the purchase price. Contractor shall submit a retail outside packaging design and cable options package (to include Ethernet and USB cables) ("RETAIL PACKAGE") to WildBlue for WildBlue's approval on or before ***. The price for the Retail Package will be negotiated between the two parties. The Retail Package shall be an option for WildBlue. If the Retail Package option is requested WildBlue may purchase WBSMs with both the standard packaging and Retail Packaging. Packaging type will be specified on Orders.


        9.3. DELIVERY AND STORAGE. Unless otherwise specified in an Order accepted by Contractor, all shipments hereunder shall be FOB Contractor's designated site within the contiguous U.S. WildBlue may upon five (5) days prior written notice elect to defer a scheduled shipment for up to ninety (90) days and Contractor will store SMs in its designated warehouses for up to ninety (90) days at no cost to WildBlue and Contractor shall retain title and risk of loss during storage. Thereafter, Contractor shall continue storage and WildBlue shall pay Contractor *** per unit per month for such continued storage. Such election to store SMs does not relieve WildBlue of the requirement to pay the purchase Price for such SM units, which may be invoiced on the originally scheduled delivery date.

                                                                              15
                        ViaSat and WildBlue Confidential

March 5, 2001

10.     LICENSES, PROPRIETARY RIGHTS AND ESCROW


        10.1.  OWNERSHIP.


               (a) BACKGROUND INFORMATION. As between the Parties, each Party hereto shall have and retain exclusive ownership of its Background Information, subject to the rights granted to the other Party under this Section 10.


               (b)    FOREGROUND INFORMATION.


                      (i)    As between the Parties, and except as provided in
                             Section 10.1(b)(iv), Contractor shall have and retain exclusive ownership of Contractor Foreground Information, subject to the rights granted to WildBlue under this Section 10.


                      (ii) As between the Parties, WildBlue shall have and retain exclusive ownership of WildBlue Foreground Information, subject to the rights granted to Contractor under this Section 10.


                      (iii) JOINT FOREGROUND INFORMATION. Contractor and WildBlue shall have and retain joint ownership of all Joint Foreground Information without any appropriate right or obligation of accounting to the other Party for profits from exploitation of the rights. With respect to jointly owned patent rights and rights in inventions, the Parties will provide reasonable cooperation and assistance to one another in the preparation, filing and prosecution of any such patents. The Parties will divide any costs and expenses incurred by the Parties preparing, filing, and prosecuting a particular patent application or patent. If a Party does not wish to pay the costs and expenses associated with preparing or filing a particular patent application, it may notify the other Party in writing. In such case, the notified Party may either abandon the patent application in question or may proceed with the application, in which event the other Party will not have any ownership of any resulting patent.


                      (iv) INTERFACE SPECIFICATION IS FOREGROUND INFORMATION. As between the Parties, WildBlue shall have and retain exclusive ownership of all IS Foreground Information. Except for Contractor's rights in the Contractor Background Information, Contractor hereby irrevocably assigns to WildBlue all right, title and interest worldwide in and to the IS Foreground Information and all applicable Intellectual Property Rights related to the IS Foreground Information that Contractor has or may acquire. Contractor will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as WildBlue may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such it rights in the IS Foreground Information and the assignment thereof. Contractor hereby irrevocably designates and appoints WildBlue and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this

                                                                              16
                        ViaSat and WildBlue Confidential

March 5, 2001

                             paragraph with the same legal force and effect as if executed by Contractor.


               (c) RESERVATION OF RIGHTS. There are no implied licenses under this Agreement, and any rights not expressly granted by a Party to the other Party hereunder shall be reserved by such Party.


        10.2.  GRANTS OF LICENSES TO CONTRACTOR.


               (a) DEVELOPMENT LICENSE TO USE WILDBLUE INFORMATION. WildBlue hereby grants Contractor a perpetual, worldwide, royalty-free (except as set forth in Section 16.3(b)), non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to use, reproduce, modify, and create derivative works of WildBlue Background Information, WildBlue Foreground Information, IS Foreground Information and Third Party Information provided by WildBlue and required by Contractor for the sole purpose of designing and developing SMs(the "DEVELOPMENT LICENSE").


               (b) WILDBLUE SM PRODUCTION AND DISTRIBUTION LICENSE FOR WBSMS. WildBlue hereby grants to Contractor a worldwide, royalty-free, non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to (1) use WildBlue Background Information, WildBlue Foreground Information, IS Foreground Information and Third Party Information provided to Contractor by WildBlue (collectively, "WB IP"), solely to produce, manufacture, distribute and support WBSMs on behalf of WildBlue (the "WBSM PRODUCTION LICENSE").


               (c) WILDBLUE SM PRODUCTION AND DISTRIBUTION LICENSE FOR OTHER SMS. WildBlue hereby grants to Contractor a worldwide, royalty-free, perpetual, non-exclusive, non-transferable (except in accordance with Section 25.1 hereof) license to use the WB IP, apart from the performance enhancing proxy ("PEP"), solely to produce, manufacture, distribute and support SMs on behalf of third parties (the "SM PRODUCTION LICENSE").


        10.3.  GRANT OF LICENSES TO WILDBLUE.


               (a) Distribution License. Subject to Sections 10.4 and 10.7, Contractor hereby grants to WildBlue a worldwide, perpetual, royalty-free, non-exclusive, right and license (with the right to sublicense) to use, have used, operate, display, demonstrate, market, distribute, lease and/or sell, without out rights to manufacture or have made, and authorize others to perform the foregoing, the Contractor Background Information and Contractor Foreground Information as incorporated with and into SMs.


               (b) IS Background Information License. Contractor grants to WildBlue a worldwide, nonexclusive, royalty-free, perpetual and irrevocable right and license to the IS Background Information, with a right to sublicense to other WBSM manufacturers, to:


                      (i) make, have made, use, reproduce, market, distribute, offer to sell and sell, and import WBSMs; and

                                                                              17
                        ViaSat and WildBlue Confidential

March 5, 2001

                      (ii) copy, reproduce, publish, display (publicly or otherwise), and make derivative works of the IS Background Information.


                      Contractor acknowledges that the IS Background Information will be publicly disseminated and Contractor waives any right of trade secret in and to the IS Background Information. Contractor further acknowledges that, in the event the license granted in this Section 10.3(b) is terminated, User licenses in effect at the time of such termination shall be unaffected by the termination and shall remain in full force.


               (c) Development Source Code License. Contractor hereby grants to WildBlue a non-exclusive, royalty free, worldwide, non-transferable (except as provided in the Assignment provision) license to access, utilize, modify and adapt (without the right to distribute) source code versions of Contractor Background Information and the Contractor Foreground Information solely for internal evaluation, development and testing purposes in connection with WBSMs or products related thereto.


        10.4. SOFTWARE LICENSES AND RIGHTS. Commencing upon delivery of the WBSMs to Users, Contractor shall grant to Users a perpetual, nontransferable, nonexclusive, fully-paid, royalty-free, irrevocable, and a world-wide right and license (or sublicense for third party software) to use, copy, access, display, operate and process the Software in connection with the intended use of the WBSMs. Such User license shall contain, at Contractor's option, the following terms:


               (a) Users shall agree not to decompile or reverse assemble all or any portion of the Software in an effort to obtain the Source Code for the Software, nor shall it authorize others to do so, nor rent, lease, grant a security interest in, or otherwise transfer rights to the Software.


               (b) Users will not create derivative works of the Software or modify the code to the Software, nor shall it authorize others to do so; provided, however, the foregoing shall not in any manner whatsoever limit WildBlue's, its Authorized Resellers and User's rights to use the Software in accordance with Contractor's instructions or otherwise limit WildBlue's rights to use any tools provided with the Software.


               WildBlue hereby agrees to use the Software in conformance with the requirements set forth in paragraphs (a) -and (b) above.


        10.5. DOCUMENTATION. Contractor shall deliver to WildBlue at no additional charge, the Documentation in accordance with Schedule
               6. Subject to Contractor's copyrights and the restrictions set forth in Schedule 15, Contractor hereby grants WildBlue a perpetual, world wide, non-exclusive, sublicensable (to Authorized Resellers) license to use, reproduce, publish, modify, and create derivative works of Documentation. WildBlue may elect upon one hundred eighty (180) days prior written notice to not include Contractor's manual within the WBSM and have the unit Price reduced by ten cents ($0.10).


        10.6. INTELLECTUAL PROPERTY POOL. WildBlue intends to create an intellectual property pool similar to that created by CableLabs for the DOCSIS standard. Contractor will negotiate in good faith with WildBlue to enter into the agreement for such intellectual property pool.

                                                                              18
                        ViaSat and WildBlue Confidential

March 5, 2001

        10.7. SOURCE MATERIALS LICENSE. Subject to the terms and conditions of this Agreement, the Escrow Agreement and any restrictions set forth in third party license agreements (including Major Component Vendors), Contractor hereby grants to WildBlue a current non-exclusive, perpetual, royalty free, worldwide, non-transferable (except as provided in the Assignment provision) license to access, utilize, modify and adapt Source Materials, make, have made, use, have used, sell, lease or otherwise transfer WBSMs and to provide or have a third party provide support and maintenance or Feature Work (as defined below) for WBSMs in accordance with Section 12.2(a)(iii). WildBlue hereby covenants not to exercise the rights granted to it in this clause
               10.7 except upon the valid release of the Source Materials pursuant to a release event ("RELEASE EVENT") as provided in this Agreement and the Escrow Agreement. WildBlue shall be obligated to maintain the confidentiality of the released Source Materials as Confidential Information hereunder. Release Events shall include the following events: (a) ViaSat is unable or unwilling, after fourteen (14) days notice from WildBlue, to provide support and maintenance for WBSMs in accordance with this Agreement; (b) ViaSat is subject to an Insolvency Event; (c) WildBlue requires Feature Work to be performed on WBSMs and ViaSat is unwilling to perform the Feature Work or the parties are unable to agree on the terms under which ViaSat would perform such Feature Work in accordance with Section 12.2(a)(iii); (d) termination due to breach of a material term of the Agreement by ViaSat; or (e) at the end of the Term, ViaSat will not extend the Agreement on commercially reasonable terms. While WildBlue is in material breach of the Agreement, such Source Materials shall not be released to WildBlue. The Parties shall execute the Escrow Agreement in the form attached hereto as Schedule 18, subject to modifications reasonably requested by the escrow agent thereunder and mutually agreed to by the Parties, upon the earlier of (1) execution of an agreement between the Parties relating to the production of SMTS and (2) sixty (60) days from the date hereof.


        10.8. CONTRACTOR'S RIGHTS OF SALE TO OTHER SERVICE PROVIDERS AND END USERS. Subject to Contractor's compliance with the terms and conditions of this Agreement, Contractor is entitled to and authorized to sell SMs to Service Providers and End Users consistent with the terms and conditions of this Agreement.


11.     TRAINING


        11.1. TRAINING. Contractor will provide WildBlue training in accordance with the following:


               (a) Within thirty (30) days after the delivery of the first production WBSMs, Contractor shall provide WildBlue employees (or their designees), at no additional cost or expense (other than attendees own travel and related expenses to Contractor's training facility, which shall be paid for by WildBlue), one comprehensive training course (with content sufficient to train employees in the use and installation of the WBSM) for attendance by up to twenty-five (25) WildBlue designated individuals. Such training course shall include written course materials for each attendee.


               (b) Contractor shall develop and furnish all training materials for the initial training referred to in paragraph (a) in a form that is sufficient to enable WildBlue's designated representatives to provide Tier 1 support for WBSMs.


               (c) Contractor shall provide up to twice a year remedial training and training on any changes, updates and enhancements to the WBSMs, or training otherwise

                                                                              19
                        ViaSat and WildBlue Confidential

March 5, 2001

                      requested by WildBlue to enable WildBlue and its Authorized Resellers to be capable of performing all necessary services, including installation, operation, maintenance, provisioning, monitoring and control of the WBSMs. Such additional training shall be at Contractor's expense if changes to the WBSMs were made due to a Defect in the WBSMs . Other training will be provided at the rates set forth in Schedule 10. Contractor will provide WildBlue with all updates, if appropriate, to the training materials provided in order to enable WildBlue to maintain the skill level of its personnel in light of Contractor's changes to the WBSM.


               (d) Subject to Schedule 15, Contractor grants to WildBlue license to use, modify and distribute all training materials provided by Contractor to WildBlue under this
                      Section 11.


12.     CHANGE PROCEDURES


        12.1. DEVELOPMENT PHASE CHANGE PROCEDURES. During the Term, WildBlue may require changes to the Specification. Within thirty (30) days of WildBlue's written requested change, Contractor shall provide WildBlue with a summary of the effect of such changes on the Price (recurring and non-recurring) and time required for performance, and WildBlue shall elect whether to pursue such change. Should any such change increase or decrease the Price of or time required for performance of Contractor's or its subcontractors' obligations hereunder, Contractor shall be entitled to a reasonable adjustment in the Milestone Payments, Price, development schedule or delivery schedule, as applicable. Price adjustments shall account only for the net cost impact incurred by Contractor as a result of the change plus a reasonable profit thereon. Contractor will provide reasonably detailed back-up cost data to support its claim for adjustment.


        12.2.  POST-DEVELOPMENT PHASE CHANGE PROCEDURES.


               (a) If WildBlue desires to add or remove WBSM Features or functions, WildBlue shall make available to Contractor a right of first offer to perform such Feature/function work ("FEATURE WORK"):


                      (i) WildBlue shall provide to Contractor in writing details relating to the proposed Feature Work ("WILDBLUE PROPOSED CHANGE");


                      (ii) Not more than thirty (30) days after receipt of a WildBlue-proposed Change, Contractor shall propose a Price and a development, acceptance and delivery schedule for the WildBlue Proposed Change;


                      (iii) During the thirty (30) days after WildBlue's receipt of Contractor's proposal, the Parties shall negotiate in good faith regarding the terms and conditions (including price and schedule) for the incorporation of the WildBlue Proposed Change into the WBSM. If Contractor and WildBlue reach agreement on such terms and conditions, Contractor shall design, develop and/or manufacture or have manufactured such WildBlue Proposed Change in accordance with the negotiated terms. Should the Parties not agree upon terms within this thirty
                             (30) day period, WildBlue will have the right to engage a third party to design, develop and manufacture WBSMs incorporating the WildBlue Proposed Change (the

                                                                              20
                        ViaSat and WildBlue Confidential

March 5, 2001

                             "REVISED SM"). If WildBlue engages a third party to develop the new Features or functions of the Revised SM, Contractor will, subject to any restrictions set forth in third party license agreements (including Major Component Vendors), provide WildBlue (and/or its third party designee)
                             (1) a worldwide, non-exclusive, non-transferable, perpetual, royalty free license to access, utilize copy, modify and adapt Contractor Source Materials solely for the development, distribution and support of the new Features and functions, and (2) such other resources at fair market rates as are necessary to enable the third party to develop the new Features and functions. To the extent that any such new Features or functions incorporate or are based on the Contractor Background Information or Contractor Foreground Information, the use of such Intellectual Property is limited to the licenses granted under Section 10.


               (b) Contractor shall not make changes to the WBSMs to be distributed hereunder unless approved in writing by the WildBlue Program Manager; provided however, that Contractor is authorized, without WildBlue's prior approval, to make changes that do not affect an SM's compliance with the Specifications.


        12.3. CONTRACTOR-PROPOSED CHANGES. All Contractor-proposed changes to the Specification shall be submitted to WildBlue in a written proposal that describes in reasonable detail the proposed change and the technical, performance and economic (including unit price, non-recurring costs and delivery) effects on the SMs and the WildBlue System. The Parties shall negotiate in good faith and, if agreement is reached, Contractor's Price, non-recurring payments and delivery schedules shall be adjusted as applicable; provided, however, in no event shall WildBlue be required to accept a Contractor proposed change.


        12.4. CHANGE ORDERS. All changes agreed to by the Parties pursuant to this Section 12 shall be in writing signed by both Parties ("CHANGE ORDERS").


                                                                              21
                        ViaSat and WildBlue Confidential

March 5, 2001

13.     PROGRAM MANAGEMENT


        Each Party shall designate one employee with decision-making authority to serve as the principal technical contact for such Party during the Term (each a "PROJECT MANAGER"). The Project Managers shall work together to ensure that the development and manufacturing efforts hereunder proceed in a timely manner. Either Party may change its Project Manager at any time and from time to time by giving the other Party written notice. Each Party shall bear its own costs and expenses incurred in connection with participation in such meetings.


14.     CONTRACTOR'S USE OF SUBCONTRACTORS AND MANUFACTURING FACILITY


        14.1. Excluding components provided by WildBlue or its suppliers, Contractor shall be solely responsible in all respects for obtaining the components necessary to manufacture the WBSMs, including without limitation, managing relationships with component vendors and sub-contractors and maintaining adequate controls on component quality and supply. Contractor will not enter into exclusive arrangements with component vendors that would preclude the manufacture of WBSMs by other SM manufacturers.


        14.2. In the event that Contractor becomes aware of circumstances suggesting that a component vendor or sub-contractor is likely to breach its obligations to provide components and/or services to Contractor for any reason and if such breach will materially impact Contractor's ability to meet its obligations hereunder, Contractor shall so notify WildBlue. Upon such breach Contractor will develop an action plan to recover from such breach and promptly present said plan to WildBlue for recommended changes, if any, to such plan.


        14.3. Contractor shall notify WildBlue in writing of all Major Component Vendors that Contractor selects to assist Contractor with the development, modification and supply of WBSMs hereunder. "MAJOR COMPONENT VENDOR" means a vendor, supplier or subcontractor selected by Contractor to develop, modify or supply existing application specific integrated circuits for MAC processing, downstream demodulation and decoding and upstream modulation and coding required to meet the Specification (such components referred to as "MAJOR COMPONENTS"). The selection of Major Component Vendors is subject to WildBlue's prior written approval, which consent shall not be unreasonably withheld, conditioned or delayed. Contractor shall make no change in a Major Component Vendor without the prior written consent of WildBlue, which consent shall not be unreasonably withheld, conditioned or delayed. Contractor shall ensure that its contract with Major Component Vendors shall be on a non-exclusive basis such that the Major Component Vendor can provide components to other manufacturers of WBSMs. In the event that Contractor becomes aware of circumstances suggesting that a Major Component Vendor is likely to breach its obligations to provide components and/or services to Contractor for any reason, Contractor shall so notify WildBlue, and shall use commercially reasonable best efforts to enforce its contractual rights against such vendor or sub-contractor to minimize the adverse impact to the WildBlue program and schedule. WildBlue may reasonably reject or request replacement of any Major Component Vendor by specifying the reasons therefor. WildBlue can require the assignment of contracts for Major Components if Contractor is in breach of those contracts. Contractor will ensure that WildBlue will be named a third party beneficiary in any contracts with Major Component Vendors.

                                                                              22
                        ViaSat and WildBlue Confidential

March 5, 2001

        14.4. Contractor shall use a facility (including a third party facility) for the manufacture of WBSMs approved by WildBlue, such approval not to be unreasonably withheld.


        14.5.  If Contractor selects a Major Component Vendor pursuant to section 14.3, Contractor shall use commercially reasonable efforts to negotiate terms and conditions that are consistent with the following provisions:


               (a) Contractor will ensure that Major Components Vendors will agree to sell and/or license to other WBSM manufacturers on fair and reasonable terms no less favorable than terms Contractor receives. Any difference in material terms between other WBSM manufacturers and Contractor must be approved in writing by WildBlue. Contractor will ensure that Major Component Vendors are required to notify WildBlue if Contractor is in breach of the agreement with such Major Component Vendor.


               (b) WildBlue may purchase Major Components under substantially the same terms, cost and timeframe as Contractor.


               (c) The interfaces to the downstream physical layer and upstream physical layer components shall be well documented and such documents must be made available to WildBlue for distribution to competing vendors of such components at no cost. Such documentation must be thorough enough so that other components built in compliance with such documentation will interoperate within the WildBlue system.


               (d) To the extent required to develop the SMs, any cable modem and SM reference designs, evaluation boards, software releases and MAC source code releases shall be made available to WildBlue, and other manufacturers identified by WildBlue, at the same time, and on the same terms and conditions (including, without limitation, cost) as such materials are made available to Contractor.


               (e) Cable modem and SM reference designs, evaluation boards and source code releases must include the same features and capabilities for all WBSM manufacturers.


               (f) If a Major Vendor fails to deliver in a timely fashion so as to materially breach their subcontract, remedies available to the Contractor shall include reasonable license rights and technical support to allow Contractor to minimize the impact on the SM delivery schedule.


        14.6. Within 30 days of Effective Date, WildBlue may chose to contract directly with a Major Component Vendor to provide a selected Major Component to Contractor and any other SM supplier and may direct the Contractor to utilize the selected Major Component in their WBSM. In that event, the following terms and conditions will be included in the contract between WildBlue and the Major Component Vendor:


               (a) Major Components Vendors will agree to sell and/or license to Contractor the components or other deliverables on fair and reasonable terms no less favorable than terms WildBlue receives;

                        ViaSat and WildBlue Confidential

March 5, 2001

               (b) Contractor may purchase Major Components under substantially the same terms, cost and timeframe as WildBlue; and


               (c) To the extent required to develop the SMs, any cable modem and SM reference designs, evaluation boards, software releases and MAC source code releases shall be made available to Contractor at the same time as such materials are made available to WildBlue and at no additional cost.


        The Parties acknowledge and agree that WildBlue has entered into a development agreement ***, the terms of which are sufficient to satisfy the terms of this section. WildBlue shall designate the Contractor as a WildBlue SM Manufacturing Partner (as defined in such development agreement).


15.     FORCE MAJEURE AND DELAYS


        15.1.  FORCE MAJEURE.


               (a) Except for payment obligations hereunder, no Party shall be liable for any failure or delay in the performance of its obligations under this Agreement if and to the extent it is caused by fire, flood, lightning, earthquake, elements of nature or acts of God, Governmental acts (including government approvals of the SM and import/export issues provided that Contractor has complied with its obligations to obtain such approvals or import/export clearances), riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party; provided, however, that the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (any of the foregoing, a "FORCE MAJEURE EVENT").


               (b) In the event of a Force Majeure Event, the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use its commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within five (5) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.


               (c) If any Force Majeure Event substantially prevents, hinders, or delays Contractor's performance for more than one hundred twenty (120) consecutive days, then at WildBlue's option, WildBlue may terminate or modify any affected portion of any Order, or terminate this Agreement in whole or in part, and the charges payable hereunder to the date of termination shall be appropriately adjusted to reflect such termination.


               (d) Notwithstanding the foregoing provisions of this Section 15.1, if the U.S. Federal Communications Commission or other U.S. or foreign regulatory or governing body rescinds or otherwise invalidates WildBlue's communications license or fails to issue such license in due course, which substantially impairs the economic viability of WildBlue (any of the foregoing, a "REGULATORY FORCE MAJEURE EVENT"), the Parties agree to renegotiate this Agreement on commercially

                                                                              24
                        ViaSat and WildBlue Confidential

March 5, 2001

                      reasonable and mutually acceptable terms in light of the effects arising from the Regulatory Force Majeure Event, to the extent such Regulatory Force Majeure is not caused by the gross negligence or willful misconduct of WildBlue.


        15.2. EXCUSABLE DELAY. "EXCUSABLE DELAY" shall mean (i) a Force Majeure Event that prevents Contractor from timely performing its obligations hereunder, (ii) WildBlue's failure to timely meet its material obligations hereunder (following the applicable cure period, if any, and provided that WildBlue receives written notice describing in reasonable detail its failure within fifteen
               (15) days after the applicable due date, or in the case of WildBlue Major Component Vendor deliverables as set forth in
               Schedule 5, 30 days after the applicable due date) which adversely affects Contractor's ability to timely perform its obligations hereunder (but only to the extent of such adverse effect). In the event of an Excusable Delay, Contractor may stop work until Contractor can resume performance following cessation of the Force Majeure Event in accordance with Section 15.1 hereof or WildBlue resumes or cures performance, as the case may be. In addition, Contractor shall be entitled to an appropriate adjustment in the Milestone Dates, Statement of Work or other applicable production schedule obligations hereunder for any Excusable Delay (only to the extent not already covered pursuant to Section 15.3 except that the incentive payment dates in
               Schedule 11 shall be adjusted by the delay in the applicable delivery) and, in the event of an Excusable Delay caused by WildBlue's failure to perform its obligations hereunder, an appropriate payment adjustment as mutually agreed by the Parties. Payment adjustments shall account only for the net non-recurring, production and other related cost impact incurred by Contractor as a result of the change plus a reasonable profit thereon. Contractor will provide reasonably detailed back-up data to support its claim for such adjustment.


        15.3. DELAY DUE TO SATELLITE CONSTRUCTION. If WildBlue reasonably believes that shipment of the first WildBlue Satellite will be after *** ("SATELLITE Delay"), WildBlue, will provide written notice to Contractor. If, at WildBlue's option, WildBlue requests that Contractor wind down and restart the development program because of Satellite Delay, WildBlue shall pay reasonable and mutually agreed upon expenses associated with Contractor's wind down and restart of the development program. If WildBlue provides Contractor with written notice of a Satellite Delay, Milestone Dates, Statement of Work schedules, manufactured SM commitments (excluding the incentive payment dates in Schedule 11) will be extended in proportion to the delay relative to Milestone 11 (Initial SM Delivery) (only to the extent not already extended pursuant to section 15.2). For example, if one quarter (_) of the way through the development program the satellite ship date is delayed by 8 weeks, then the Milestone(s) one quarter (_) of the way between Effective Date and the Initial SM Delivery will be postponed by 2 weeks, the Milestone(s) half way between Effective Date and the Initial SM Delivery will be postponed by 4 weeks, the Milestone 11 and subsequent Milestones by 8 weeks.


        15.4. DELAY DUE TO LAUNCH OR SATELLITE FAILURE. In the event of a launch or satellite failure with respect to a WildBlue satellite, Contractor shall be entitled to complete its development effort and receive payment for such effort in accordance with Schedule
               7. For Orders in place at the time of such launch failure or satellite failure, WildBlue shall pay, pursuant to the normal invoice schedule. If directed by WildBlue in writing, Contractor shall store such SMs for up to eighteen (18) months at an additional price of Two Dollars ($2) per unit per month. If, at WildBlue's option, WildBlue suspends the Order process set forth in Section 8.2 because of launch failure or satellite failure,

                                                                              25
                        ViaSat and WildBlue Confidential

               WildBlue shall pay reasonable and mutually agreed upon expenses associated with Contractor's wind down and restart of the production program.


16.     PRICES


        16.1. GENERAL. Contractor shall offer WBSMs for sale to WildBlue, Affiliates, and Authorized Resellers at the unit Prices set forth in Section 16.2. Provided that the monthly delivery order requirements are consistent with Schedule 8 and subject to the provisions of Section 8.6, the WBSM unit Prices will not exceed the volume prices defined in Schedule 11 (SM Pricing Schedule), subject to equitable increase for changes to the WBSM requirements.


        16.2. SM PRICES BY CONFIGURATION. The Price per unit for the SM described in the "iSKY Satellite Modem Development Partner & Manufacturer Request for Proposal" dated July 7, 2000 is ***. It is WildBlue's intention to purchase SM-A's and SM-B's. The Price of each WBSM delivered hereunder shall be as set forth in
               Schedule 11. WildBlue may, elect to change the configuration by adding Features or removing Features in accordance with the terms of this Agreement.


        16.3.  *** CUSTOMER  AND ***.


               (a) *** CUSTOMER. If during the Term, Contractor sells SMs to a Service Provider or End User ,***. The purchase price to a Service Provider or End User shall be calculated to be net of any volume discounts, rebates and other similar adjustments.


               (b) ***. For a period of *** years after the Effective Date, Contractor shall *** to WildBlue *** for each SM purchased by any Service Provider; provided, however, that *** received and retained by Contractor hereunder (exclusive of any NRE Payments made to a Major Component Vendor pursuant to Schedule 7). This paragraph will survive termination of this Agreement


        16.4. TAXES. Unless otherwise agreed to by the Parties in an Order, the Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:


               (a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.


               (b) Contractor shall be responsible for any sales, use, excise, value-added, services, consumption, and other taxes, customs and duties assessed or otherwise payable by Contractor on any goods or services that are used or consumed by Contractor in designing, manufacturing, and providing the SMs where the tax is imposed on Contractor's acquisition or use of such goods or services and the amount of tax is measured by Contractor's costs in acquiring such goods or services.


               (c) WildBlue shall be responsible for any sales, use, excise, value-added, services, consumption, or other tax, customs and duties assessed on any particular SM or Service purchased by WildBlue and delivered by Contractor to WildBlue or designee hereunder. Such taxes are in addition to the prices set forth herein and shall be identified separately on invoices.

                                                                              26
                        ViaSat and WildBlue Confidential

March 5, 2001

               (d) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Contractor's invoices shall separately state the amounts of any taxes Contractor is collecting from WildBlue. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.


               (e) Contractor shall promptly notify WildBlue of, and coordinate with WildBlue the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which WildBlue is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If WildBlue requests Contractor to challenge the imposition of any tax, Contractor agrees to do so and WildBlue shall reimburse Contractor for all reasonable legal fees and expenses it incurs. WildBlue shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are for taxes that were paid by WildBlue.


17.     WILDBLUE PAYMENTS TO CONTRACTOR AND INVOICING


        17.1. PAYMENTS. Provided that Contractor has completed the Milestones set forth on Schedule 7 in accordance with the terms and conditions of this Agreement, WildBlue shall pay Contractor nonrecurring engineering payments in the aggregate of *** plus any amount paid by Contractor to a Major Component Vendor for non-recurring development (the "NRE PAYMENTS") in accordance with the Schedule 7 and this Section 17.


        17.2.  INVOICING.


               (a) Following Contractor's successful completion of each Milestone in accordance with the terms hereof, Contractor may invoice WildBlue for the applicable Milestone Payment. Each invoice shall be accompanied by Contractor's written certification that each Milestone to which the invoice relates has been fully and successfully completed.


               (b) Upon successful completion of a payment Milestone earlier than the required date specified in Schedule 7, Contractor may invoice immediately provided that Contractor has provided WildBlue at least sixty (60) days notice of the intent to deliver early.


               (c) Upon shipment of SMs pursuant to an Order (including the Initial Order), Contractor will invoice WildBlue for amounts due pursuant to this Agreement for such SMs. Such invoice shall include invoice date, Order number, SM part numbers and descriptions, quantities, unit Prices and total amount due.


               (d) For deliverables or services provided by Contractor, Contractor will invoice WildBlue upon delivery or at such time as otherwise mutually agreed. For Services, Contractor will invoice WildBlue upon reasonably satisfactory completion of the performance of such Services or at such times as mutually

                                                                              27
                        ViaSat and WildBlue Confidential

March 5, 2001

                      agreed at the hourly rates set forth in Schedule 10. All such invoices shall include invoice date, Order number, description, quantities, unit Prices and total amount due.


        17.3.  PAYMENT DUE.


               (a)    Invoices submitted to WildBlue in accordance with this
                      Section 17 shall be due and payable by WildBlue within thirty (30) days of the date of such invoice.


               (b) Invoices for payment of *** hereunder and any undisputed amounts owed by Contractor to WildBlue shall be due and payable by Contractor within thirty (30) days of the date of such invoice.


               (c) Any undisputed payment that is not made after the due date hereunder will be subject to an interest charge at the lesser of (i) one percent (1%) per month, or (ii) the highest rate permitted by applicable law, plus reasonable attorneys' fees and other reasonable collection expenses.


               (d) Payments to Contractor shall be made in U.S. Dollars via check or wire transfer to the following Contractor account:

                      Union Bank of California
                      530 B Street
                      San Diego, California 92101-4407 USA
                      9 digit Routing Transit Number: ***
                      Depositor Account Title: ViaSat General Account Depositor Account Number: ***

               (e) WildBlue may set-off against amounts owed to Contractor hereunder any amounts owed by Contractor to WildBlue that are not disputed in good faith.


        17.4. DISPUTED CHARGES. Either Party may withhold payment of particular charges that such Party disputes in good faith. Each Party shall notify the other Party if it disputes any charges hereunder within ten (10) days after receipt of the invoice for such disputed charges, and will set forth its reasons for such dispute in reasonable detail. All disputes under this Section shall be resolved in accordance with Section 22 below.


        17.5. ENCUMBRANCES. Contractor shall not perfect any Lien upon any SM or Software provided pursuant to this Agreement except as otherwise expressly permitted by this Agreement.


18.     INFORMATION; CONFIDENTIALITY


        18.1.  CONTRACTOR INFORMATION.


               (a) Contractor Background Information and Contractor Foreground Information shall constitute Confidential Information of Contractor. WildBlue shall not possess or assert any Lien against or to Contractor Background Information or Contractor Foreground Information. No Contractor Background Information or Contractor Foreground Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by WildBlue or commercially exploited by or on behalf of WildBlue, its employees, vendors, contractors or agents, except as expressly provided herein.

                                                                              28
                        ViaSat and WildBlue Confidential

March 5, 2001

               (b) Except as expressly provided herein, Contractor Confidential Information shall not be disclosed to any party without the prior written consent of Contractor, nor utilized by WildBlue for any purpose other than that of performing its obligations or exercising it rights hereunder.


        18.2.  WILDBLUE INFORMATION.


               (a) WildBlue Background Information and WildBlue Foreground Information shall constitute Confidential Information of WildBlue. Contractor shall not possess or assert any Lien against or to any WildBlue Background Information or WildBlue Foreground Information. No WildBlue Background Information or WildBlue Foreground Information, or any part thereof, shall be sold, assigned, leased, or otherwise disposed of to third parties by Contractor or commercially exploited by or on behalf of Contractor, its employees, vendors, contractors or agents, except as expressly provided herein.


               (b) Upon WildBlue's request, but subject to any continuing need of Contractor to fulfill its obligations hereunder, the termination or expiration of this Agreement (in whole or in part) for any reason (including termination for cause) or, with respect to any particular data, on such earlier date that the same shall be no longer required by Contractor in order to render the Services hereunder, such WildBlue Confidential Information (including copies thereof) shall be promptly returned to WildBlue by Contractor in a form reasonably requested by WildBlue or, if WildBlue so elects, shall be destroyed. Contractor shall certify to WildBlue in writing that Contractor has fully complied with the letter and the spirit of this Subsection.


               (c) Except as expressly provided herein, WildBlue Confidential Information shall not be disclosed to any party without the prior written consent of WildBlue, nor utilized by Contractor for any purpose other than that of performing its obligations or exercising its rights hereunder.


        18.3.  CONFIDENTIALITY.


               (a) CONFIDENTIAL INFORMATION. Contractor and WildBlue each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party which such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Subsection (c)(i) of this Section, "CONFIDENTIAL INFORMATION" means all information, in any form, furnished or made available directly or indirectly by one Party to the other, including such information developed by either Party hereunder and used in or with the SMs, which is marked confidential, restricted, proprietary, or with a similar designation, including all WildBlue Background Information, WildBlue Foreground Information, Contractor Background Information and Contractor Foreground Information. Confidential Information also shall include, whether or not designated "Confidential Information": (i) all specifications, designs, documents, correspondence, software, documentation, Source Code, data and other materials and work products produced by either Contractor or its subcontractors in the course of performance of this Agreement; (ii) all information concerning the operations, affairs and businesses of a Party, the financial affairs of a Party, and the relations of a Party with its customers, employees and Authorized

                                                                              29
                        ViaSat and WildBlue Confidential

March 5, 2001

                      Resellers (including customer lists, customer information, account information and consumer markets); (iii) software provided to a Party by or through the other Party; (iv) other information, systems designs and architecture, and data stored on magnetic media or otherwise or communicated orally by either Party, which a reasonable person would assume to be confidential, and obtained, received, transmitted, processed, stored, archived, or maintained by the other Party under this Agreement; and (v) WildBlue equipment forecasts and orders.


               (b)    OBLIGATIONS.


                      (i) Each Party's Confidential Information shall remain the property of that Party or its licensors except as expressly provided otherwise by the other provisions of this Agreement. WildBlue and Contractor shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided that the Parties may disclose such Confidential Information to entities performing services required hereunder including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this
                             Section 18.3.


                      (ii) As requested by a Party during the Term and upon expiration or any termination of this Agreement (in whole or in part) and completion of the other Party's obligations under this Agreement subject to any continuing need to fulfill its obligations hereunder, the requested Party shall return or destroy, as the requesting Party may direct in writing, all material in any medium that contains, refers to, or relates to the requesting Party's Confidential Information, and retain no copies. The requesting Party shall certify to the other Party in writing that it has compiled with the spirit and the letter of this Subsection.


                      (iii) Each Party shall take reasonable steps to ensure that its employees comply with this Section 18.3.


               (c)    EXCLUSIONS.


                      (i) "Confidential Information" shall exclude any particular information which Contractor or WildBlue can demonstrate (1) was, at the time of disclosure to it, in the public domain; (2) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (3) was in the possession of the receiving Party at the time of disclosure to it; (4) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or (5) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations by disclosing Confidential Information of the other Party as required to satisfy any legal requirement

                                                                              30
                        ViaSat and WildBlue Confidential

March 5, 2001

                             or regulations of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party promptly and prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.


                      (ii) Either Party may disclose the terms and conditions of this Agreement to third parties that (1) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third parties and the disclosing Party, (2) have a reasonable ability (financial and otherwise) to consummate such transaction, and (3) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure. In addition, either Party may disclose the terms and conditions of this Agreement to its subcontractors, suppliers and agents under confidentiality obligations having a need to know.


               (d) LOSS OF CONFIDENTIAL INFORMATION. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party shall promptly, at its own expense: (i) notify the furnishing Party in writing; (ii) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation; and (iii) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.


               (e) NO IMPLIED RIGHTS. Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, whether express or implied, any rights or license to the Confidential Information of the other Party.


19.     WARRANTIES AND TECHNICAL SUPPORT


        19.1.  PASS-THROUGH WARRANTIES.


               (a) Contractor will from time to time provide certain SM components, Software and other items for which Contractor is entitled to warranties from the manufacturers, lessors or licensors of such items. Contractor shall pass through to WildBlue the benefits of such warranties to the extent that Contractor is able to do so pursuant to any agreements between Contractor and such manufacturers, lessors or licensors. Contractor will use commercially reasonable best efforts to obtain warranties from such manufacturers, lessors and/or licensors to provide to WildBlue hereunder.


               (b) WildBlue shall make no promises or representations to its customers on the behalf of Contractor and its employees and suppliers.

                                                                              31
                        ViaSat and WildBlue Confidential

March 5, 2001

        19.2.  SM WARRANTY.


               (a) SM PERFORMANCE WARRANTIES. All WBSMs (including WBSM Software) are hereby warranted by Contractor in accordance with Schedule 13.


               (b) NONCONFORMING SM. Contractor's obligations and WildBlue's remedies for WBSMs which fail to meet the warranties set forth in the preceding paragraph are as set out in
                      Schedule 13.


               (c) WARRANTY NOT APPLICABLE. This warranty shall not apply to any WBSM or parts thereof, that (a) has had the Serial Number, Model Number, or other identification markings altered, removed or rendered illegible, (b) has been damaged by or subject to improper installation or operation, misuse, neglect or use with improper equipment; or (c) has been repaired or altered by other than Contractor personnel or has been subject to the opening of any sealed cabinet boxes without Contractor's prior written consent. Additionally, this warranty shall not apply to any parts of the WBSM that have been provided by WildBlue or WildBlue supplier.


               (d) COMPONENTS. Contractor represents, warrants and covenants that all SM components (excluding components provided by WildBlue or its suppliers) provided under this Agreement shall be new, not refurbished, reconditioned or re-manufactured. Notwithstanding the foregoing, Contractor may use refurbished, reconditioned or re-manufactured parts for warranty repair or replacement actions.


               (e)    SM SOFTWARE. During the Warranty Period (as defined in
                      Schedule 13), or any Extended Warranty Period (as defined in Schedule 14) purchased by WildBlue, for each SM under warranty Contractor shall provide to WildBlue, at no cost, all Software Patches, Point Releases, Major Releases and other Software error corrections, bug fixes, patches and mandatory updates (collectively, "SOFTWARE CORRECTIONS") for distribution to WildBlue, Authorized Resellers and Users in accordance with Schedule 13. After the Warranty Period, Contractor shall provide Software Corrections and Major Releases in accordance with Schedule 14 at the prices determined by Contractor from time to time. In addition, Contractor shall make available to WildBlue during the Term of this Agreement all updates, upgrades, enhancements and releases (collectively, "SOFTWARE UPDATES") related to SMs that Contractor makes available to other SM customers, for prices that are no less favorable than the prices under which the Software Updates are made available to such other SM customers. Software Corrections and Software Updates shall be considered to form part of the SM Software for purposes of this Agreement. Software Corrections and Software Updates shall be tested prior to release.


               (f) POST-WARRANTY SM SUPPORT. Contractor shall offer to WildBlue and its Authorized Resellers, Affiliates and Users post-warranty SM maintenance and support in accordance with the terms of Schedule 14 and Schedule 16.


        19.3. MONTHLY REPORTS. Contractor shall submit to WildBlue monthly reports, which summarize the number and types of problem and reasons for return (if known) warranty returns or WBSM field failures. These monthly reports shall be submitted within thirty

                                                                              32
                        ViaSat and WildBlue Confidential

March 5, 2001

               (30) business days of the end of each month commencing after the Month 1 Production shipment.


        19.4.  EPIDEMIC FAILURES. If Epidemic Failures (as defined in Schedule
               13) occur the Parties shall have the rights and obligations set forth in Schedule 13.


        19.5.  OWNERSHIP OR USE.


               (a) Contractor represents, warrants and covenants that, upon delivery to WildBlue, all right, title and interest in SM Hardware will pass to WildBlue free of all Liens, imperfections in title, claims, charges, restrictions, or other encumbrances.


               (b) Contractor represents and warrants that it has the right to license to WildBlue the SM Software, the Contractor Background Information and Contractor Foreground Information as provided in this Agreement (collectively, "CONTRACTOR IP").


        19.6.  DISCLAIMER. THE EXPRESS WARRANTIES IN THIS SECTION 19 AND
               SCHEDULE 13 AND 14 ARE WILDBLUE'S SOLE REMEDY FOR SMs FOUND TO BE DEFECTIVE AFTER ACCEPTANCE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE USE OF THE SMs. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 19 AND SCHEDULE 13 AND 14, THE SMs ARE PROVIDED "AS IS" AND CONTRACTOR MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OF ANY KIND WITH RESPECT TO THE SMs, WHETHER WRITTEN OR ORAL, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR BASED ON ANY SAMPLE OR MODEL.


        19.7. TECHNICAL SUPPORT. Contractor shall provide technical support to WildBlue to the extent set forth in Schedule 13 and this Agreement.


20.     INDEMNITIES


        20.1. INDEMNITY BY CONTRACTOR. Contractor shall indemnify, defend and hold harmless WildBlue and its affiliates and their respective officers, directors, employees, agents, successors, and assigns from any and all Losses from claims arising from, in connection with, or based on allegations of any of the following:


               (a) third party claims arising out of Contractor's performance hereunder, including breach of this Agreement;


               (b) third party claims arising out of Contractor's failure to observe or perform any duties or obligations to third parties, including its subcontractors;


               (c) third party claims arising out of the manufacture, distribution, or intended use of SMs, due to Contractor's negligence or willful misconduct;


               (d) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the SMs or the tortious conduct of Contractor or its Affiliates;

                                                                              33
                        ViaSat and WildBlue Confidential

March 5, 2001

               (e) claims for damage to real or tangible property caused by the SMs or the tortious conduct of Contractor or its Affiliates;


               (f) Contractor's breach of its obligations with respect to WildBlue Confidential Information;


               (g) governmental claims arising out of Contractor's failure to comply with applicable law that it is required to comply with under this Agreement or to obtain those permits it is required to obtain under the Contract;


               (h) any third party claim, demand, charge, action, cause of action, or other proceeding asserted against WildBlue but resulting from an act or omission of Contractor in its capacity as an employer of a person.


        20.2. INDEMNITY BY WILDBLUE. WildBlue shall indemnify, defend and hold harmless Contractor and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses from claims arising from, in connection with, or based on allegations of any of the following:


               (a) third party claims arising out of WildBlue's failure to observe or perform any duties or obligations to third parties;


               (b) third party claims arising out of WildBlue's breach of its obligations with respect to Contractor Confidential Information;


               (c) third party claims (including claims by any employee, agent, customer, business invitee or business visitor or other person) for death or personal injury caused by the tortious conduct of WildBlue or its Affiliates;


               (d) governmental claims arising out of WildBlue's failure to comply with applicable law that it is required to comply with under this Agreement or to obtain those government approvals it is required to obtain under this Agreement;


               (e) claims for damage, loss or destruction of any real or tangible personal property caused by tortious conduct of WildBlue or its Affiliates;


               (f) any third party claim, demand, charge, action, cause of action, or other proceeding asserted against Contractor but resulting from an act or omission of the WildBlue in its capacity as an employer of a person; and


        20.3. INTELLECTUAL PROPERTY INFRINGEMENT. Contractor shall indemnify, defend and hold harmless WildBlue from and against any claim, suit or proceeding ("SUIT") brought against WildBlue based on a claim that the SMs furnished hereunder when used in accordance with Contractor specifications infringes any Intellectual Property Right (including misappropriation of trade secrets) of any third party. If the use or distribution of an SM is in such suit held to constitute infringement and the use thereof is enjoined or in the event of institution of a Suit or notification of the reasonable possibility thereof, Contractor shall at its own expense, at its option, either (a) procure for WildBlue the right to continue exercising the rights of WildBlue under this Agreement, (b) replace or modify the SMs, or such Mark, so that it becomes non-infringing and remains functionally equivalent, or, in the event that neither (a) nor (b) can be achieved, using reasonable commercial best

                                                                              34
                        ViaSat and WildBlue Confidential

March 5, 2001

               efforts, (c) refund to WildBlue any payments made by WildBlue to Contractor (to the extent that such payments have not been recouped through credits against accrued royalties), and terminate this Agreement by written notice to WildBlue, subject to Article 23 (Termination). The foregoing states the entire liability of Contractor and the exclusive remedy of WildBlue with respect to any alleged patent, copyright or other infringement by SMs provided hereunder.

               The foregoing shall not apply and Contractor shall have no liability for infringement based on: (a) any change or modification made by WildBlue or others without Contractor's consent after delivery of the SMs; (b) any use of any SM in combination with other hardware or software products or in any manner for which the SMs were not designed, to the extent such infringement was based on such use; (c) compliance by Contractor with WildBlue's designs, specifications or instructions; (d) use of any release or version of any SM Software other than the most current release made available by Contractor, if infringement could have been avoided by use of such release, (e) any use of WildBlue Background Information, WildBlue Foreground Information or Third Party Information provided by WildBlue hereunder, or (f) use of WildBlue's trademarks or third party trademarks designated by WildBlue under the terms hereof. WildBlue shall indemnify Contractor for any Suit brought against Contractor to the extent attributable to infringement or misappropriation excluded from Contractor's indemnity obligations under the foregoing clauses
               (a)-(f).

        20.4. INDEMNIFICATION PROCEDURES. With respect to third party claims, the following procedures shall apply:


               (a) NOTICE. Promptly after receipt by any entity entitled to indemnification under Sections 20.1 through 20.3 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate actual damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor elects to assume control of the defense and settlement of that claim (a "NOTICE OF ELECTION").


               (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the

                                                                              35
                        ViaSat and WildBlue Confidential

March 5, 2001

                      indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.


               (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such Losses.


        20.5. SUBROGATION. If an indemnitor shall be obligated to indemnify an indemnitee pursuant to Sections 20.1 through 20.3, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates.


21.     LIABILITY


        Each Party shall have a duty to use commercially reasonable efforts to mitigate damages for which the other Party is responsible.


22.     DISPUTE RESOLUTION


        Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Contractor or WildBlue, shall be resolved as provided in this Article 22. Each Party agrees that during any dispute resolution process or procedure it will use reasonable commercial efforts to continue to perform under the agreement until such dispute is resolved in accordance with this Article 22.


        22.1. INFORMAL DISPUTE RESOLUTION. Subject to Section 22.3, prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section 22.1. Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.


               (a) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.


               (b) During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.


               (c) The specific format for the discussions shall be left to the discretion of the designated representatives.

                                                                              36
                        ViaSat and WildBlue Confidential

March 5, 2001

               (d) If the designated representatives fail to resolve the dispute, the Parties agree to escalate the dispute resolution process to a higher executive level, and then to the CEO level. Each level of informal dispute resolution will be allowed no more than fifteen (15) days, unless otherwise mutually agreed by the Parties.


        22.2.  ARBITRATION.


               (a) Subject to Subsection 22.2(b), and 22.4, if the Parties fail to resolve a dispute pursuant to Section 22.1 above, either Party may then refer such dispute to be settled by submission to the CPR Institute for Dispute Resolution ("CPR") for binding arbitration in Denver, Colorado if Contractor is demanding such arbitration and San Diego, California if WildBlue is demanding such arbitration under the then current CPR "Non-Administered Arbitration Rules" or any successor CPR rules, and the procedures specified under this Section 22.2. Each Party consents to the enforcement of any such arbitration award or judgement in its home jurisdiction. Any arbitration shall be conducted and enforced in accordance with the following principles:


                      (i) STANDARD ARBITRATION. Selection of Arbitrators. Arbitration shall be conducted by three (3) arbitrators with each Party to this Agreement selecting one arbitrator each and the two selected arbitrators then selecting the third arbitrator. Each arbitrator shall be independent of the Parties and shall have at least ten (10) years of experience in commercial transactions, including transactions involving communications technology companies.


                      (ii) LIMITED DISCOVERY. Prior to the commencement of the arbitration, each Party shall be entitled to take limited discovery, including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and to take no more than three (3) depositions. Each Party may seek the right to serve additional interrogatories and to take additional depositions upon a showing of good faith to the arbitrators, who can grant or deny any such request, in whole or part, in their sole discretion. This limited discovery shall be conducted in accordance with the Federal Rules of Civil Procedure, which shall be interpreted and enforced by the arbitrators. Any disputes regarding whether a Party has requested a "reasonable" number of documents shall be determined by the arbitrators in their sole discretion.


                      (iii) HEARING AND DECISION. The arbitrators shall, as soon as practicable and upon fifteen (15) days written notice to each Party, conduct an arbitration hearing and proceeding on the merits of the dispute giving effect to this Agreement as interpreted under New York law and thereafter shall issue a preliminary written decision citing the basis for the decision, including findings of fact and conclusions of law. The Parties shall have two
                             (2) business days to file a written response to such preliminary decision, and thereafter the arbitrators shall as soon as practicable issue a final and binding decision. The decision of the arbitrators shall be based on a majority vote. As part of such decision, the arbitrators shall also be required to determine if any equitable adjustment to the applicable schedules for performance herein is appropriate and the extent of such adjustment.

                                                                              37
                        ViaSat and WildBlue Confidential

March 5, 2001

               (b)    ACCEPTANCE TEST PLAN ARBITRATION.


                      (i) Any dispute, claim or controversy between the Parties arising out of or relating to the creation of Acceptance Test Plans in accordance with Section
                             6.2 ("ATP DISPUTE"), upon written request by a Party, will be resolved under this Section 22.2(b) and subject to final, binding arbitration in accordance with this Section 22.2(b). ATP Disputes do not include any dispute, claim or controversy between the parties regarding whether or not a Deliverable actually meets the Acceptance Criteria. The ATP Dispute shall be submitted before CPR within five (5) days after the requesting notice in accordance with the then-existing CPR arbitration rules as modified by this Section.


                      (ii) The arbitrator under this Section 22.2(b) shall not limit, expand or modify the terms of this Agreement nor award damages in excess of damage limitations contained in this Agreement, and each party waives any claim to such excess damages.


                      (iii) Within ten (10) days after the fact-find hearing held in accordance with said CPR arbitration rules, each Party to the ATP Dispute shall submit to each other and the arbitrator its respective proposal for resolution of the ATP Dispute, and the arbitration shall be limited to the sole question of determining which of the two written proposals is to be accepted. The arbitrator shall have no authority to compromise between the proposals, provided however that prior to issuing a decision the arbitrator will attempt to negotiate a resolution and may suggest one or more compromise resolutions. Such negotiation process shall commence within ten (10) days of submission of the proposed resolutions by the parties. If resolution of the ATP Dispute is not reached pursuant to such negotiations within ten (10) days of commencement thereof, the arbitrator shall, within five (5) business days, select to be the single binding decision, one of the two submitted proposals, excising from such proposal any term that limits, expands or modifies the terms of this Agreement or awards damages in excess of damage limitations contained in this Agreement. As part of such decision, the arbitrators shall also be required to determine if any equitable adjustment to the applicable schedules for performance herein is appropriate and the extent of such adjustment.


                      (iv) If the parties disagree on the choice for an arbitrator, the parties shall jointly request CPR to furnish a list of five available arbitrators. After receipt of such list and an opportunity to consider the names, each party may designate in writing to CPR not more than two names to be eliminated from the selection process. If more than one name remains after such eliminations are made, the selection of the arbitrator shall be made by lot from the remaining names. The arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the CPR commercial arbitration rules (formal or informal).


               (c) COSTS AND EXPENSES. The arbitrators may award to the prevailing Party all reasonable fees, costs and expenses of the arbitration, including, without limitation, such reasonable fees and expenses of attorneys and experts.

                                                                              38
                        ViaSat and WildBlue Confidential

March 5, 2001

               (d) CONSOLIDATION AND JOINDER. Any arbitration arising out of or relating to this Agreement or breach thereof may include by consolidation, joinder or other manner any other person or persons which or whom a Party to the arbitration reasonably believes to be substantially involved in a common question of fact or law.


               (e) ENFORCEMENT. The agreement to arbitrate shall be specifically enforceable under prevailing arbitration law. Any award rendered by the arbitrators shall be final, binding and enforceable by any Party to the arbitration, and judgment may be rendered upon it in accordance with applicable law in a court of competent jurisdiction.


               (f) UNITED STATES ARBITRATION ACT. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act shall govern the enforcement of any arbitration awards entered pursuant to this Section 22.2.


        22.3. INDEPENDENT EXPERT DISPUTE RESOLUTION. Any dispute, claim or controversy between the Parties arising out of or relating to whether a Deliverable that is subject to Acceptance Testing, has met the applicable Acceptance Criteria in accordance with Section 6.2(c), will be resolved under this Section 22.3. Upon the written request of a Party, the Parties shall appoint a expert to resolve such disputes. If the Parties disagree on the choice for an expert, the Parties shall jointly request CPR to furnish a list of five available experts. After receipt of such list and an opportunity to consider the names, each party may designate in writing not more than two names to be eliminated from the selection process. If more than one name remains after such eliminations are made, the selection of the arbitrator shall be made by lot from the remaining names. The role of the expert shall be limited to the sole question of whether the applicable Deliverable has met the agreed upon Acceptance Test Plan. As part of such decision, the arbitrators shall also be required to determine if any equitable adjustment to the applicable schedules for performance herein is appropriate and the extent of such adjustment. The expert under this Section 22.3 shall not limit, expand or modify the terms of this Agreement or any ATP. The decision made by the expert shall be final, binding and enforceable by a Party.


        22.4. INJUNCTIVE RELIEF. Notwithstanding Subsections 22.1, 22.2 or 22.3, either Party may obtain preliminary or temporary injunctive relief, including specific performance, or relief in and of arbitration at any time from a court of competent jurisdiction where immediate irreparable harm to that Party is threatened by the other Party's acts or omissions; provided, however, that requests for permanent injunctive relief shall be arbitrated pursuant to Section 22.2(a).


        22.5. VENUE AND JURISDICTION. Each Party consents to the exclusive jurisdiction and venue in a competent court in the County of Denver, State of Colorado and the County of San Diego, State of California, in the event of any dispute between the Parties arising out of or relating to this Agreement that is permitted under this Article 22 to be resolved by litigation or in the enforcement of any award granted pursuant to this Article 22, and each Party agrees that it shall file any suit against the other Party only in such courts.


23.     TERMINATION


        23.1.  TERMINATION FOR CAUSE.

                        ViaSat and WildBlue Confidential

March 5, 2001

               (a)    If Contractor:


                      (i) commits a material breach of this Agreement and, in the case of a breach capable of being cured, fails to cure such breach within thirty (30) days (except as expressly set forth herein) after written notice from WildBlue to Contractor detailing the particulars of such breach and requiring that it be remedied; or


                      (ii) ceases to carry on its business; a receiver or similar officer is appointed for Contractor and is not discharged within sixty (60) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against Contractor and are not dismissed within ninety (90) days;


               then WildBlue may, by giving written notice to Contractor, terminate this Agreement, in whole or in part, as of a date specified in the notice of termination ("TERMINATION DATE"). If WildBlue chooses to terminate this Agreement in part, the charges payable under this Agreement will be appropriately adjusted to reflect those services that are terminated. Any of the foregoing reasons for which WildBlue may terminate this Agreement shall be referred to as "CAUSE." Except as expressly limited by this Agreement, if WildBlue terminates this Agreement for Cause, WildBlue shall have all remedies available to it in law and at equity.


               (b) If WildBlue:


                      (i) commits a material breach of this Agreement and, in the case of a breach capable of being cured, fails to cure such breach within thirty (30) days (except as expressly set forth herein) after written notice from Contractor to WildBlue detailing the particulars of such breach and requiring that it be remedied; or


                      (ii) fails to pay Contractor undisputed charges when due under the Agreement and fails to cure such breach within thirty (30) days of written notice from Contractor of such breach; or


                      (iii) ceases to carry on its business; a receiver or similar officer is appointed for WildBlue and is not discharged within thirty (30) days; admits in writing its inability to pay debts as they mature, is adjudicated bankrupt, or makes an assignment for the benefit or its creditors or another arrangement of similar import; or proceedings under bankruptcy or insolvency laws are commenced by or against WildBlue and are not dismissed within sixty (60) days;


                      Contractor may, by giving written notice to WildBlue, terminate this Agreement as of a Termination Date and any such reason for termination shall be referred to as "Cause". Except as expressly limited by this Agreement, if Contractor terminates this Agreement for Cause, Contractor shall have all remedies available to it in law and at equity.

                                                                              40
                        ViaSat and WildBlue Confidential

March 5, 2001

        23.2.  TERMINATION ***.


               (a) WildBlue may terminate this Agreement, in whole or in part, for *** by giving Contractor written notice of termination; provided such notice of termination is sent to Contractor on or before ***. Such notice shall designate a Termination Date, which date shall be not less than sixty (60) days after the date of such notice (but not later than ***).


               (b) If WildBlue elects to terminate this Agreement for *** in accordance with this Section 23.2, as soon as practicable following the Termination Date, Contractor shall provide WildBlue with a complete statement of all of its costs incurred, unpaid amounts due and owing for work performed hereunder and other amounts that are due to Contractor hereunder as of the Termination Date and a reasonable profit to be specified by Contractor and agreed to by WildBlue thereon (the "FINAL STATEMENT"). The Final Statement and all previous milestone payments will not exceed (i) $*** for termination within thirty (30) days of the Effective Date, (ii) $*** for termination within sixty
                      (60) days of the Effective Date, (iii) $*** for termination within ninety (90) days of the Effective Date, or (iv) the total NRE Payment amount. WildBlue shall review the Final Statement within thirty (30) days of receipt thereof and, if reasonably satisfactory to WildBlue, shall pay Contractor within thirty (30) days of approval all or part of the Final Statement, all undisputed amounts due thereunder. If WildBlue disputes any amounts set forth in the Final Statement, the Parties shall resolve such disputes as provided herein, and following resolution of such disputes, WildBlue shall pay Contractor all remaining undisputed amounts, if any, within thirty (30) days after resolution of such disputes. If a purported termination for Cause by WildBlue under
                      Section 23.1 is determined by a competent authority not to be properly a termination for cause, then such termination shall be deemed to be a termination for *** by WildBlue under this Section 23.2.


        23.3.  EFFECT OF TERMINATION OR EXPIRATION; WIND DOWN.


               After expiration or termination of the Agreement, Contractor agrees to provide Post Warranty Support and Maintenance (in accordance with Schedule 14) for *** after the date of the last WBSM delivery and technical support services as identified in
               Schedule 14 Section 1, for *** after the effective date of expiration or termination of the Agreement. WildBlue will pay Contractor for Post Warranty Support and Maintenance and technical support services in accordance with the applicable Schedules; provided that if the Agreement is terminated by WildBlue for cause, then Contractor will provide such technical support as reasonably requested to support WildBlue's transition to another supplier at no cost for up to four (4) months after the effective date of termination.


24.     LIMITATION OF LIABILITY.


        EXCEPT FOR (A) CONTRACTOR'S POTENTIAL LIABILITY FOR ***, (B) DAMAGES RESULTING FROM EITHER PARTY'S BREACH OF SECTION 18 (CONFIDENTIALITY), AND (C) A PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE, GOOD WILL OR LOSS OF USE OR DATA) ARISING OUT OF OR RELATED TO: (I) THE SMS; (II) THE USE OF AN SM; (III) THE RESULTS OF ANY USE

                                                                              41
                        ViaSat and WildBlue Confidential

March 5, 2001

        OF AN SM; (IV) THE INTEGRATION OF SMS WITH EQUIPMENT NOT PROVIDED BY CONTRACTOR; (V) OTHERWISE RELATING TO THE FUNCTIONING OF AN SM; OR (VI) A PARTY'S PERFORMANCE (OR FAILURE TO PERFORM) ITS OBLIGATIONS UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAD BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.


        EXCEPT WITH RESPECT TO (A) WILDBLUE'S PAYMENT OBLIGATIONS PURSUANT TO
        SECTION 17, (B) CONTRACTOR'S OBLIGATIONS WITH RESPECT TO THE PAYMENT OF ***, AND (C) FOR BREACHES OF SECTION 18, THE MAXIMUM AGGREGATE LIABILITY OF CONTRACTOR OR WILDBLUE, THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, SUBCONTRACTORS AND AGENTS, UNDER THIS AGREEMENT FOR ALL LOSSES, DAMAGES, EXPENSES OR INJURIES, WHETHER UNDER CONTRACT, TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY), BY STATUTE, OTHER LEGAL THEORY OR OTHERWISE, ARISING OUT OF THE PERFORMANCE, NON-PERFORMANCE OR IMPROPER PERFORMANCE BY CONTRACTOR OR WILDBLUE, AS THE CASE MAY BE, OF ITS OBLIGATIONS HEREUNDER, SHALL BE LIMITED TO, IN ANY AND ALL EVENTS, THE GREATER OF (X) $3.0 MILLION, AND
        (Y) THE AGGREGATE AMOUNT PAID BY WILDBLUE TO CONTRACTOR HEREUNDER IN THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM.


25.     GENERAL


        25.1. BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and permitted assigns. Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except no consent shall be required in connection with the merger, consolidation, sale, or other transfer of all or substantially all the business and/or assets of such Party.


        25.2. ENTIRE AGREEMENT. This Agreement, including any Schedules referred to herein and attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. In particular, this Agreement supersedes the letter agreement between the Parties dated October 11, 2000, as amended ("LETTER AGREEMENT"), and all works of authorship, Intellectual Property and other deliverables provided by either Party to the other thereunder or developed by either Party thereunder shall be treated in accordance with the terms of this Agreement, notwithstanding any conflicting term or condition contained in the Letter Agreement and the Letter Agreement shall be null and void and of no further force or effect.


        25.3.  COMPLIANCE WITH LAWS AND STANDARDS.


               (a) Each Party agrees that its execution, delivery, and performance of this Agreement shall not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default as described in (ii).


               (b) Subject to Contractor's obligations under Sections 5.3(b) hereof, each Party shall be responsible for, and shall coordinate and oversee compliance with the laws and

                                                                              42
                        ViaSat and WildBlue Confidential

March 5, 2001

                      regulations in respect of items exported or imported hereunder by it. The Parties acknowledge that certain Intellectual Property Rights, including those related to the SM Software and technical data to be provided hereunder and certain transactions hereunder, may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations.


        25.4. NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when received if delivered by hand, (ii) one (1) day after being given for next day delivery to an express, overnight courier with a reliable system for tracking delivery, or (iii) five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

               If to WildBlue:.                           If to Contractor:.
               WildBlue Communications, Inc.              ViaSat, Inc.
               4600 South Syracuse St., Suite 500         6155 El Camino Real
               Denver, CO 80237                           Carlsbad, CA 92009
               Phone: 720-554-7400                        Phone: 760-476-2200
               Fax: 720-554-7500                          Fax: 760-929-3926

               Contact Persons:                           Contact Persons:

               David Bukovinsky, Vice President           Stephen W. Cable, Vice President
               Program Management                         Broadband Systems (scable@viasat.com)
               (dbukovinsky@WildBlue.com)
                                                          Gregory D. Monahan, Vice President
               David M. Brown, Vice President &           Administration & General Counsel
               General Counsel                            (gmonahan@viasat.com)
               (dbrown@WildBlue.com)


        A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.


        25.5. COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.


        25.6. RELATIONSHIP OF PARTIES. Contractor, in furnishing SMs hereunder, is acting as an independent contractor, and Contractor has the sole right and obligation to supervise, manage, direct, procure, perform or cause to be performed, all work to be performed by Contractor under this Agreement. Neither Party is an agent of the other Party nor has a Party any authority to represent the other Party as to any matters, except as expressly authorized in this Agreement.


        25.7. SEVERABILITY. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

                                                                              43
                        ViaSat and WildBlue Confidential

March 5, 2001

        25.8. CONSENTS AND APPROVAL. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.


        25.9.  WAIVER OF DEFAULT; CUMULATIVE REMEDIES.


               (a) No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.


               (b) Except as otherwise expressly provided herein and subject to Section 19.2 above, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.


        25.10. SURVIVAL. All provisions with respect to payment obligations hereunder and THE following provisions of this Agreement shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect, but shall not extend the applicable statute of limitations:
               SECTIONS 10, 12.2(a)(iii), 16.3(b), 16.4, 17, 18, 19, 20, 22, 24
               AND 25.


        25.11. PUBLIC DISCLOSURES. Except as may be required by applicable law or in response to an order of a court of competent jurisdiction or government agency, neither Party nor its subcontractors will issue a press release or other public announcement concerning the subject matter of this Agreement without the prior approval of the other Party, which approval shall not be unreasonably withheld or delayed. Such approval must be provided (or the notice that such approval is withheld must be provided) as soon as practicable but in not event later than five (5) days after the request of the other Party. Except as authorized by Sections
               7.3 or 18, all media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved in writing by both Parties prior to release.


        25.12. THIRD PARTY BENEFICIARIES. Except as specifically provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, WildBlue and Contractor. This Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

                                                                              44
                        ViaSat and WildBlue Confidential

March 5, 2001

        25.13. AMENDMENT. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.


        25.14. INCORPORATION BY REFERENCE AND ORDER OF PRECEDENCE.


               (a) The Schedules and Attachments attached hereto are hereby incorporated by reference into this Agreement. Any amendments to Schedules and Attachments, and any other Schedules and Attachments that are agreed upon in writing by the Parties subsequent to the Effective Date, shall likewise be incorporated by reference into this Agreement.


               (b) Any conflict among or between the documents making up this Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence):


                      (i)    Change Orders;


                      (ii)   This Agreement;


                      (iii) The Schedules (Any conflict among or between the following Schedules will be resolved in accordance with the following order of precedence (in descending order of precedence): Schedule 1 (Satellite Modem Product Description), Schedule 6 (Statement of Work), Schedule 3 (SM/SMTS Functional Specification), Schedule 4 (IDU/ODU Interface Specification), Schedule 2 (WildBlue Radio Frequency Interface Specification), Schedule 17 (Satellite Physical Layer MIB Objects)); and


                      (iv)   Orders.


        25.15. GOVERNING LAW. This Agreement and performance under it shall be governed by and construed in accordance with the laws of state of New York without regard to its choice of law principles. The International Sale of Goods Convention shall not apply to this Agreement.


        25.16. COVENANT OF GOOD FAITH. Each Party agrees that, in its respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.


        25.17. AUTHORIZATION. Each Party represents and warrants to the other that:


               (a) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;


               (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party; and


               (c) is not subject to any contractual or other obligation that would prevent it from entering into or performing this Agreement.

                                                                              45
                        ViaSat and WildBlue Confidential

March 5, 2001

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto, duly authorized, as the Effective Date.


WILDBLUE COMMUNICATIONS, INC.        VIASAT, INC.

By:     _________________________    By:      __________________________________
        _________________________             Stephen W. Cable
        _________________________             Vice President, Broadband Systems.
Date:   March 5, 2001                Date:    March 5, 2001.



                                                                              46
                        ViaSat and WildBlue Confidential

                                   SCHEDULE 1


                       SATELLITE MODEM PRODUCT DESCRIPTION


                           VERSION 9, DATED 2/23/2001


                                       ***

                                   SCHEDULE 2


                WILDBLUE RADIO FREQUENCY INTERFACE SPECIFICATION


                             DATED JANUARY 24, 2001


                                       ***

                                   SCHEDULE 3


                        SM/SMTS FUNCTIONAL SPECIFICATION


                       REVISION W06 DATED JANUARY 23, 2001


                                       ***

                                   SCHEDULE 4


                        IDU/ODU INTERFACE SPECIFICATION.


                           DRAFT 1, FEBRUARY 22, 2001


                                       ***

                                   SCHEDULE 5


                            WILDBLUE RESPONSIBILITIES


                                       ***

March 5, 2001

                                   SCHEDULE 6


                                STATEMENT OF WORK


                           REVISION 7 DATED 2/22/2001


                                       ***

March 5, 2001

                                   SCHEDULE 7


                         MILESTONE AND PAYMENT SCHEDULE


                                       ***

March 5, 2001

                                   SCHEDULE 8


            MINIMUM ORDER COMMITMENT AND MAXIMUM CAPACITY COMMITMENT


                                       ***

March 5, 2001

                                   SCHEDULE 9


                           ORDER AND DELIVERY FORECAST


The Initial SM Delivery is identified as a milestone in Schedule 7 and becomes a firm Order upon the effective date of this contract.


Within a 5 day window of the first of each month, beginning *** and continuing through the Term, WildBlue will provide an Order and Delivery Forecast to the Contractor. The Order and Delivery Forecast will include a firm commitment for the amount of the SMs required for delivery with specified configuration for the one month period commencing on the first day of the third month following the date of the Order and Delivery Forecast and a forecast for the subsequent five months. Coincident with providing the Order and Delivery Forecast, WildBlue will issue an Order for the units identified as the firm commitment. For example, an Order Delivery Forecast on January 1st will include a firm commitment and an accompanying Order for deliveries commencing on April 1st, with April deliveries required to be delivered prior to the month end. A month as set forth herein is a calendar month. After the initial Order and Delivery Forecast, subsequent submittals shall be consistent with Schedule 8 and the constraints on month to month forecast changes set forth below for a forecast submitted 3 months prior to the first day of month 1.

        Month         Specified Qty         Requirement(1)
        -----         -------------         --------------
           1                 A              +/- 15% of Previous Month 2

           2                 B              +/- 25% of Previous Month 3

           3                 C              +/- 50% of Previous Month 4

           4                 D              Consistent with Schedule 8

           5                 E              Consistent with Schedule 8

           6                 F              Consistent with Schedule 8


If at the time of an Order and Delivery Forecast, the SM-B version has not gone through Acceptance Testing and been Accepted, WildBlue shall provide a forecast for both SM-A and SM-B versions. For the purposes of Section 8.5, Contractor may fulfill its commitment by delivering the ordered quantity of either version by the required delivery date.


Upon receipt of the Order and Delivery Forecast, Contractor shall accept Month 1 as a firm Order subject to the terms and conditions of the Agreement. If Contractor has information that parts shortages, supplier quality issues or other factors would preclude Contractor's ability to meet the forecast deliveries in any or all of months 2 through 6, Contractor has 12 days to submit a revised forecast proposal to WildBlue. The revised forecast proposal shall include Contractor's plan of action to minimize the impact on the forecast and Contractor's proposed revision. Upon WildBlue's approval of the plan, which shall not be unreasonably withheld, the revised forecast becomes the formal Order and Delivery Forecast for that period.

--------
(11) WildBlue may request a delayed delivery schedule subject to the terms agreed to in this Agreement. If WildBlue desires to purchase a greater number during any month than is permitted in the forecast schedule, Contractor will provide WildBlue with a written response indicating the additional units above the previous forecast which can be committed to in the forecast.



                        ViaSat and WildBlue Confidential                      1

March 5, 2001


If WildBlue fails to deliver any forecast as required in this Agreement, Contractor shall be entitled to proceed based on the last previous forecast delivered.


    FOR CLARIFICATION ONLY OF THE FORECAST PROCESS, THE FOLLOWING EXAMPLE IS
PROVIDED:


                 Previous Forecast - each month, non-cumulative


                  Order and Delivery Forecast Provided July 1st

------------------------------------------------------------------------------------------
Month 1          Month 2        Month 3        Month 4        Month 5       Month 6

(Oct.)           (Nov.)         (Dec.)         (Jan.)         (Feb.)        (Mar.)

*** (Firm        ***            ***            ***            ***           ***
Order)                                         (Forecast      (Forecast     (Forecast
                                               only)          only)         only)
------------------------------------------------------------------------------------------

                                Updated Forecast

                  Order and Delivery Forecast Provided August 1

------------------------------------------------------------------------------------------
Month 1          Month 2       Month 3         Month 4        Month 5       Month 6

(Nov.)           (Dec.)        (Jan.)          (Feb.)         (Mar.)        (April)

***              ***           ***             ***            ***           ***

(within +/-      (within +/-   (within +/-     (Forecast      (Forecast     (Forecast
15% of           25% of        50% of          Only)          Only)         Only)
previous         previous      previous
forecast for     forecast      forecast for
Nov.)            for Dec.)     Jan. but
                               cannot exceed
(now Firm)                     *** per
                               Schedule 8)
------------------------------------------------------------------------------------------


                                                                               2
                        ViaSat and WildBlue Confidential

March 5, 2001


                                   SCHEDULE 10

                                   LABOR RATES


The rates and guidelines for expenses and travel set forth on this Schedule apply only to those Services identified in the Agreement


                                       ***


1) The rates set forth above are in effect through the Calendar Year 2001. Thereafter, Contractor will increase the labor rates at the end of each Calendar Year, beginning 12/31/01 to reflect Contractor's then current rates; provided that Contractor shall ensure that the rates charged to WildBlue are no less favorable than the rates charged for similar services and terms to any other customer or affiliated party of Contractor and that such rates shall not increase by more than ten percent (10%) at the end of a calendar year.


2) Contractor shall also be reimbursed for its reasonable, documented expenses related to travel, per diem and other related expenses. Such reimbursement shall be at Contractor's cost in accordance with its accounting system plus an administrative fee of ten percent (10%). WildBlue will not be obligated to reimburse Contractor for any expenses related to travel, per diem and other related expenses in excess of two thousand dollars ($2,000), unless WildBlue has provided its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, prior to such expenses being incurred.



                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001

                                   SCHEDULE 11

                               SM PRICING SCHEDULE

Note: The ODU power supply is not priced. WildBlue reserves the right to remove the SM power supply from the SMs and contract for it separately from Contractor or a third party vendor.


                                             ***




                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001


                                   SCHEDULE 12

                                CONTRACTOR MARKS


1.  ViaSat(R)


2. ViaSat Satellite Networks(TM) (Not for use on SM).




                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001


                                   SCHEDULE 13

               TECHNICAL SUPPORT, WARRANTY SUPPORT AND MAINTENANCE

1.      TECHNICAL SUPPORT FOR SM

During the Term, Contractor will make available to WildBlue at Contractors then current commercial rates (except as noted below) technical support and services, which shall include, but not be limited to, the provision of the following services:

        1.1 At no additional charge, telephone support to the WildBlue technical team, 24 hours per day, seven days per week for SM related problems during development, testing, and the first six months of SMs operating in the field and communicating through a WildBlue satellite.

        1.2 Contractor must provide at no additional charge, via a web-based application, a list of the number of times WildBlue's personnel contacted Contractor's technical support, with the date and time of contact, the problem, and disposition of the call. Such application must be updated such that status of the call must be provided via the web within 24 hours. As the problem is solved/escalated status must be provided on the web based application within a reasonable period of time.

        1.3 Assistance in the diagnosis and resolution of hardware and software problems.

        1.4 Assistance in expediting priority replacement parts or systems required on an emergency basis.

        1.5 Assistance in the support of the initial implementation of SMs and during installation of significant SM updates and/or changes.

        1.6 Support in the preparation and analysis of failure and discrepancy reports, as required.

        1.7 Cooperation in providing reasonable guidelines and documentation to ensure the necessary tracking and resolution of engineering, installation and service complaints.

2.      WARRANTY

        2.1 Contractor warrants to WildBlue that upon delivery of the SM to WildBlue all right, title and interest in SM Hardware will pass to WildBlue free of all liens, imperfections in title, claims, charges, restrictions, or other encumbrances. Contractor warrants to WildBlue that the SM Hardware (except for operating systems SM Software furnished) shall be new, free from defects in material and workmanship, and that the SM Hardware and SM Software shall perform in material conformance with the Specifications, for a period of one (1) year from installation date but in no event more than *** months from delivery. (the "WARRANTY PERIOD"). All warranties shall survive inspection, acceptance and payment. WildBlue shall reasonably cooperate with Contractor in implementing the most cost efficient, cost effective warranty procedures.

        2.2 During the Warranty Period, SMs that are subject to Defects shall be returned to Contractor for repair or replacement at no charge or cost to WildBlue, Authorized Reseller or User. Unless otherwise agreed by Contractor and WildBlue, for SMs that are returned to Contractor for repair, Contractor shall, at its option and cost, either complete repairs and return the repaired SM, or ship replacement SM, within *** days of receipt of defective SM at Contractor's designated repair location. All SMs returned for warranty repair hereunder shall be returned in accordance with certain standard

                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001

procedures, to be mutually agreed upon by the parties, which may be amended from time to time. Alternatively, the option of having a replacement SM shipped to either WildBlue, an Authorized Reseller or a User within *** business days of receipt by Contractor of the returned SM for a *** processing fee payable by the sending Party shall be provided. The sending Party shall bear the risk of loss or damage of a returned SM while such is in WildBlue's, Authorized Resellers' or Users' custody until such SM is delivered to Contractor's designated repair facility. The sending party shall bear the cost of transportation charges for shipment to Contractor (FOB destination; freight prepaid) of SMs under warranty to be repaired or replaced. For return shipments from Contractor to WildBlue, Authorized Reseller or User, Contractor shall bear the risk of loss or damage during transit and shall prepay and bear the cost of transportation charges for shipment of SM that has been repaired or replaced. If, during any one (1) year period, more than *** of the SM's returned solely by WildBlue to Contractor for repair or replacement under this warranty are diagnosed as not defective by Contractor, WildBlue will pay for processing of Post Warranty Repair charges in accordance with Schedule 16.

        2.3 For units under warranty, Contractor will make available to the WildBlue technical team, telephone helpdesk support from 8 am to 8 p.m. (EST), at no additional charge, with a maximum one hour telephone response time. Callers to the helpdesk must have an option to leave a message if the call is not answered within two (2) minutes. If engineering technical support is needed beyond the basic helpdesk services, Contractor will make such support available within 24 hours at the rates defined in Schedule 10.

        2.4 In addition to the standard warranty provisions stated herein, instances of Epidemic Failure and Out of Box Failure shall be governed by the following provisions:

            2.4.1 "Epidemic Failure" means within any consecutive *** period a failure of *** or more of the total number of SMs delivered to WildBlue in *** during the Warranty Period or Extended Warranty Period, as applicable, to conform to the Specifications. In the event of an Epidemic Failure, the Contractor shall do as follows:

                (i) Within ten (10) business days after receiving a written notification of an Epidemic Failure by WildBlue, Contractor shall initiate implementation of an action plan, in a form reasonably satisfactory to WildBlue, to mitigate the future impact of the cause of this high failure rate on the WildBlue service;

                (ii) As required by the action plan, Contractor may undertake to repair or replace affected WBSMs. In that case, Contractor shall bear the cost of repair or replacement of the WBSMs which includes the shipping, transportation and other costs of gathering and redistributing the affected WBSMs in the manner defined by the action plan. Contractor's liability for costs of shipping, transportation and other costs of gathering such WBSMs for repair or replacement shall be limited to actual costs; and

                (iii) Contractor shall take all commercially reasonable efforts to ensure that all WBSMs shipped after the repair or replacement of the defective WBSMs are free of similar faults.

            2.4.2 In the event of an Out-of-Box Failure (as defined in the Agreement) affecting *** or more of any shipping lot of WBSMs equal to or greater than *** units, Contractor shall do as follows:


                                                                               2
                        ViaSat and WildBlue Confidential

March 5, 2001

                (i) Contractor shall send replacement SM(s) to WildBlue (FOB destination; prepaid) in the number identified by WildBlue within three days of receiving shipment of the SMs from WildBlue (which shall be sent to Contractor FOB destination; collect) subject to such Out-of-Box Failure;

                (ii) Contractor shall also bear all costs of any repair or replacement of Out-of-Box Failure SM(s) including shipment, transportation and other costs of gathering and redistributing the affected SMs.

        2.5 Any replacement, repair, modification, installation or other service performed by Contractor shall be warranted, commencing with the date upon which repaired SM is returned to the sending party, for the remainder of the unexpired period of the warranty or ninety (90) days, whichever is greater.

        2.6 The warranties stated above do not extend to SM or SM Software that has been subjected to misuse, neglect or abuse not caused by Contractor or been used in violation of approved written instructions furnished by Contractor with the SM, if such action is the cause of the damage or malfunction, nor do they apply to cosmetic problems or defects resulting from normal wear and tear in ordinary use and which do not affect product performance or use.

3.      SM REPAIR RETURN

        3.1 Contractor will provide electronically to WildBlue a list of (or mechanism for generating) Return Service Authorization (RSA) numbers to be used for returned merchandise through a mutually agreed upon interface.

        3.2 The following information shall be furnished with SMs returned to Contractor for repairs:

            3.2.1 Name of User, complete address and phone number;

            3.2.2 "Ship to" address for return of repaired SM, if different from (1 );

            3.2.3 A reasonable description of the nature of the defect or failure, if known;

            3.2.4 SM warranty status via receipt, or RSA.

            3.2.5 RSA number; and

            3.2.6 SM Serial Number.

        3.3 All SMs shipped to Contractor for repair shall have repair tags attached by Contractor which shall contain the above stated information.

        3.4 SMs repaired by Contractor shall have the repair completion date stenciled or otherwise identified in a permanent manner in a readily visible location on SM and the repaired SM shall be returned with a tag or other documentation describing the repairs that have been made. If Contractor maintains statistical records for repaired SM, the information shall be made available to WildBlue upon reasonable request.



                                                                               3
                        ViaSat and WildBlue Confidential

March 5, 2001

                                   SCHEDULE 14

                      POST WARRANTY SUPPORT AND MAINTENANCE

1.      TECHNICAL SUPPORT FOR SM

The terms for post-warranty technical support are identical to those outlined in
Schedule 13 under the section "Technical Support for SM."

2.      POST-WARRANTY

        2.1 Repair charges for SM Hardware out of warranty shall be as specified in Schedule 16 and shall not be changed by Contractor without written notice to WildBlue thirty (30) days in advance of such change. WildBlue shall be responsible for payment of all charges for out of warranty repair, SM replacement and return shipment hereunder.

        2.2 Defective WBSM Hardware out of warranty may be returned to Contractor for repair or replacement. Contractor shall complete repairs and ship repaired SM Hardware or replacement SM within twenty (20) days of receipt of defective SM Hardware at Contractor's designated repair location.

        2.3 Sending Party shall bear the risk of loss or damage of SM being shipped to Contractor for post-warranty servicing and shall prepay and bear the cost of transportation charges for shipment to Contractor of SM to be repaired or replaced. Return shipments shall be sent FOB origin; freight prepaid and charged.

If Contractor determines that a returned SM is not subject to Defects, Contractor shall return SM to the location designated by WildBlue in its "as received" condition and WildBlue will be charged a fee as outlined in Schedule
16. Determination of fee payment is the same as defined in Schedule 13, Section
2.2. If Contractor determines that a returned SM is irreparable, Contractor shall promptly notify WildBlue.

        2.4 SM Software maintenance which includes the download of Point Releases and Software Patch releases will be made available electronically to WildBlue. Under this agreement Contractor will provide Wild Blue with one copy of software that contains Point Releases and Software Patch releases. WildBlue is responsible for distribution to its end users.

        2.5 Any replacement, repair, modification, installation or other service performed by Contractor shall be warranted, commencing with the date upon which repaired SM is delivered to WildBlue, for a period of ninety (90) days.

3.      SM REPAIR RETURN

        3.1 The terms for product repair return are identical to those outlined in Schedule 10 under the section "SM Repair Return."

4.      EMERGENCY REPLACEMENT SERVICE

        4.1 WildBlue has the option to request expedited service for repair and replacement. Charges for this emergency service are shown in Schedule 16. In addition to the ability to expedite individual units, Contractor may sign a maintenance agreement that covers all SMs shipped to Contractor

                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001

according to the terms of the agreement. If WildBlue has paid all applicable fees, or if WildBlue elects to expedite a specific repair case and agrees to pay the fees listed in Schedule 16, then:

            4.1.1 Contractor agrees to ship replacement SM or SM Software by the most expedient means available, within forty-eight (48) hours after receipt of the defective unit at Contractor authorized repair facility.

            4.1.2 Contractor shall return such repaired unit to WildBlue or its designated location after repair (FOB origin; freight collect) and charge WildBlue the Out of Warranty fees listed in Schedule 16.

            4.1.3 If the defective SM or SM Software is not returned to Contractor within fifteen (15) days from the date of shipment of the new replacement SM or SM Software, Contractor may invoice WildBlue for such new replacement SM or SM Software at Contractor's then current list price, less WildBlue's applicable discount.


In order to schedule shipment of replacement SM, WildBlue may telephone Contractor during normal working hours. Fees for such emergency service are outlined in Schedule 16.



                                                                               2
                        ViaSat and WildBlue Confidential

March 5, 2001

                                   SCHEDULE 15

                  Document Reproduction License and Guidelines



1.  APPLICABILITY AND DEFINITIONS


This license applies to any documentation or written materials that are prepared by Contractor and delivered to WildBlue under the terms of the Agreement (collectively, "DOCUMENTS").


"ATP DOCUMENTS" means Documents required to be prepared by Contractor and delivered to WildBlue in connection with the Acceptance Testing conducted by Contractor under the Agreement.


"ESCROW DOCUMENTS" means all Documents delivered to the escrow agent under the Escrow Agreement.


A "MODIFIED VERSION" of the document means any work containing the document or a portion of it, either copied verbatim, or with modifications and/or translated into another language.


A "SOFT" copy of the document means a machine-readable copy, represented in a format whose specification is available to the general public, whose contents can be viewed and edited directly and straightforwardly with generic text editors or (for images composed of pixels) generic paint programs or (for drawings) some widely available drawing editor, and that is suitable for input to text formatters or for automatic translation to a variety of formats suitable for input to text formatters. A copy made in an otherwise Soft copy format that has been designed to thwart or discourage subsequent modification by readers or is in paper form is not Soft. A copy that is not "Soft" is called "HARD".


"TRAINING DOCUMENTS" means all training Documents delivered to WildBlue in accordance with Section 11 of the Agreement.


"TECHNICAL DOCUMENTS" means all technical Documents, excluding Escrow Documents, User Documents, and Training Documents, that are delivered to WildBlue by Contractor under the terms of the Agreement."


"USER DOCUMENTS" means all SM user instruction manuals and other user information necessary for the operation and use of the SM delivered to WildBlue by Contractor under the terms of the Agreement.


2.  COPYING


ATP DOCUMENTS. WildBlue may copy and distribute the ATP Documents in Hard copy format, in connection with its analysis of the SM test results, provided that this License, the copyright notices, and the license notice saying this License applies to the Technical Documents are reproduced in all copies. Distribution of ATP Documents to third parties shall be limited to those parties assisting WildBlue in conducting acceptance testing or analysis thereof and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.


ESCROW DOCUMENTS. WildBlue may copy and distribute the Escrow Documents in Soft or Hard format, in accordance with Section 10.7 of the Agreement, provided that this License, the copyright notices, and the license notice saying this License applies to the Escrow Documents are reproduced in all copies. Distribution of Escrow Documents shall be limited to entities performing services related to the Escrow Documents, including subcontractors, suppliers or agents where (i) use of such entity is permitted to be

                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001

used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in Section 18.3 of the Agreement.


USER DOCUMENTS. WildBlue may copy and distribute the User Documents in connection with the sales, service or marketing of SMs, provided that this License, the copyright notices, and a license notice saying this License applies to the User Documents are reproduced in all copies. User Documents that are meant to be distributed along with SMs may be included in the packaging and shipment of such product (one copy only). One copy may also be included in a "read me" or "help file" or other similar digital form; provided that such items include Contractor's copyright notice and a link to Contractor's web site. Distribution of User Documents to third parties shall only be distributed in Hard copy format and shall be limited to users of the SM and all other third parties that WildBlue deems to reasonably require use of User Documents in that entity's scope of responsibility and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.


TRAINING DOCUMENTS. WildBlue may copy and distribute the Training Documents in Soft or Hard format, in connection with service and operation of the SMs in the WildBlue satellite system, provided that this License, the copyright notices, and the license notice saying this License applies to the Training Documents are reproduced in all copies. Distribution of Training Documents to third parties shall be limited to those parties WildBlue reasonably requires use of Training Documents in that parties scope of responsibility and provided that such third parties assume the obligations described in Section 18.3 of the Agreement.


TECHNICAL DOCUMENTS. WildBlue may copy and distribute the Technical Documents in Soft or Hard format, in connection with its service and operation of the WildBlue satellite system, provided that this License, the copyright notices, and the license notice saying this License applies to the Technical Documents are reproduced in all copies. Distribution of Technical Documents shall be limited to entities performing services related to the Technical Documents, including subcontractors, suppliers or agents where (i) use of such entity is permitted to be used under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in Section 18.3 of the Agreement.


Notwithstanding the foregoing, WildBlue shall not transfer (nor permit any third party to transfer) any Documents (except Escrow Documents permitted in accordance with Section 10.7 of the Agreement and this Schedule) to other satellite modem manufacturers. All Documents transferred to third parties that requires a confidentiality agreement hereunder shall include a third party right of enforcement term for Contractor.


3.  MODIFICATIONS


WildBlue may copy and distribute a Modified Version of the Escrow Documents, User Documents, Technical Documents and the Training Documents under the conditions of Section 2 above. In addition, WildBlue must do these things in the Modified Version:


        1. List on the title page or first page, Contractor as original author, and, at WildBlue's option, one or more persons or entities responsible for authorship of the modifications in the Modified Version


        2.  Preserve all the copyright notices of the Documents.


        3. Include restrictions on use and distribution consistent with this License.

                                                                               2
                        ViaSat and WildBlue Confidential

March 5, 2001

        4.  Do not retitle the Documents.


        5.  Provide one copy of all Modified Versions to Contractor.


4.  COMBINING DOCUMENTS


WildBlue may extract a portion of a Document, and distribute it individually under this License, provided WildBlue follow this License in all other respects regarding verbatim copying of that document.


5.  TRANSLATION


Translation is considered a type of Modification, so WildBlue may distribute translations of the Documents under the terms of Section 3. WildBlue may include a translation of this License provided that WildBlue also include the original English version of this License. In case of a disagreement between the translation and the original English version of this License, the original English version will prevail.


6.  GENERAL RESTRICTIONS.


Notwithstanding anything to the contrary herein, no Document prepared by Contractor and delivered to WildBlue (except Escrow Documents properly released to WildBlue under the Agreement) shall be distributed to other satellite terminal manufacturers.


Nothing herein shall in any way restrict WildBlue's use, distribution, reproduction or modification of the Interface Specifications.


                                                                               3
                        ViaSat and WildBlue Confidential

March 5, 2001

                                   SCHEDULE 16

                              WARRANTY FEE SCHEDULE


WildBlue may purchase Extended Warranty coverage for SMs purchased under this Agreement at the time the Order is placed or at any time during the original Warranty Period. The Extended Warranty coverage will include the standard warranty services defined in Schedule 13, Section 2 (excluding Section 2.3). The prices for Extended Warranty for SM-A and SM-B versions are listed in the table below.


TABLE 1 EXTENDED WARRANTY PRICING

------------------------- ----------------------- ----------------------- -----------------------
                                  1 year                 2 years                 3 years
                          beyond basic warranty   beyond basic warranty   beyond basic warranty
------------------------- ----------------------- ----------------------- -----------------------
SM-A or SM-B              $***                    $***                    $***
------------------------- ----------------------- ----------------------- -----------------------

The period of the Extended Warranty listed in Table 1 is defined to cover the period from the expiration of the original warranty defined in Schedule 13 through the number of additional years identified in the table.


A pricing schedule for post warranty repair services will be added to this schedule prior to the delivery of the first production terminals. This pricing schedule will be no less favorable than that offered by Contractors to other customers for similar services and terms.

                                                                               1
                        ViaSat and WildBlue Confidential

March 5, 2001


                                   SCHEDULE 17


                      SATELLITE PHYSICAL LAYER MIB OBJECTS.


                                       ***


                                                                               1
                        ViaSat and WildBlue Confidential

                                   SCHEDULE 18


                       MASTER PREFERRED ESCROW AGREEMENT.


                      Master Number ______________________.


THIS MASTER PREFERRED ESCROW AGREEMENT (the "Agreement") is entered into and effective as of February ___, 2001 ("Effective Date") by and among DSI TECHNOLOGY ESCROW SERVICES, INC. ("DSI"), VIASAT , INC., a Delaware corporation with its principal place of business at 6155 El Camino Real, Carlsbad, California 92009("ViaSat") and WILDBLUE COMMUNICATIONS, INC., a Delaware corporation with it principal place of business at 4600 South Syracuse, Suite 500, Denver, Colorado 80237 ("WildBlue"), who may be referred to in this Agreement individually as a "Party" or collectively as the "Parties." WildBlue may sometimes be referred to as "Preferred Beneficiary."


A. ViaSat and WildBlue have entered or will enter into an agreement regarding certain proprietary technology developed by ViaSat.


B. ViaSat desires to avoid disclosure of its proprietary technology except under certain limited circumstances.


C. The availability of the proprietary technology of ViaSat is critical to WildBlue in the conduct of its business and, therefore, WildBlue need access to the proprietary technology under certain limited circumstances.


D. ViaSat and WildBlue desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of ViaSat.


E. The Parties desire this Agreement to be supplementary to the Relevant Agreements pursuant to 11 United States Bankruptcy Code, Section 365(n).


ARTICLE 1 -- DEPOSITS.


1.1 Obligation to Make Deposit. Within ninety (90) days after the signing of Satellite Modem Development, Production and Purchase Agreement between WildBlue and ViaSat, dated March 5, 2001, and the Satellite Modem Termination System Development, Production and Purchase Agreement between WildBlue and ViaSat, dated ______________, 2001 (collectively referred to herein as the "Relevant Agreements"), ViaSat shall begin to deliver to DSI the proprietary technology and other materials ("Source Materials") as required by the Relevant Agreements to be deposited and identified on Exhibit A. Exhibit A is to be prepared and, once the Parties have agreed, signed by ViaSat and WildBlue. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.


Master Preferred Escrow Agreement

1.2 Identification of Tangible Media. Prior to the delivery of the Source Materials to DSI, ViaSat shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Source Materials are written or stored. Additionally, ViaSat shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media, the quantity and whether such Source Materials relate to the WBSM or SMTS. The Exhibit B shall be signed by ViaSat and delivered to DSI with the Source Materials. Unless and until ViaSat makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the Parties regarding the status of the deposit account as required in Section 2.2 below.


1.3 Deposit Inspection. When DSI receives the Source Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Source Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, WildBlue may elect to cause a verification of the Source Materials in accordance with Section 1.6 below.


1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to ViaSat and WildBlue. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will (a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to ViaSat and WildBlue. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to WildBlue is WildBlue's notice that the Source Materials have been received and accepted by DSI.


1.5 ViaSat's Representations. ViaSat represents as follows:.


a. ViaSat lawfully possesses all of the Source Materials deposited with DSI;.


b. With respect to all of the Source Materials, ViaSat has the right and authority to grant to DSI and WildBlue the rights as provided in this Agreement;.


c. The Source Materials are not subject to any lien or other encumbrance;.


d. The Source Materials consist of the proprietary technology and other materials identified in the Relevant Agreements and Exhibit A; and.


e. The Source Materials are readable and useable in their current form or, if any portion of the Source Materials are encrypted, the decryption tools and decryption keys have also been deposited.


1.6 Verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Source Materials. .

Master Preferred Escrow Agreement

a. DSI shall perform a Level 1 verification of the Source Materials upon the initial deposit and for each update. A Level 1 verification is defined as follows: DSI will cause a technically qualified DSI employee to evaluate the Source Materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the Source Materials; (b) the hardware and software configurations reasonably necessary to compile the Source Materials; and (c) the compilation instructions. DSI will then prepare and deliver to ViaSat and WildBlue a report describing the information so identified. It shall be the responsibility of ViaSat, and not DSI, to ensure that the Source Materials contain the information so identified in DSI's report, as well as any other information that may be required in the Relevant Agreements and Exhibit A.


b. WildBlue shall have the right to cause a verification of any Source Materials, at WildBlue's expense. WildBlue shall notify ViaSat and DSI of WildBlue's request for verification. ViaSat shall have the right to be present at the verification. If a verification is elected after the Source Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI who has executed a confidentiality agreement consistent with this Agreement to protect the confidentiality of the Source Materials, may perform the verification.


1.7     Deposit Updates.


a. Generally. Unless otherwise provided by the Relevant Agreements, ViaSat shall update the Source Materials within sixty (60) days after ViaSat reaches a Milestone as defined the Relevant Agreements or each release of a Major Release, Point Release, new version of the product which is subject to the Relevant Agreements. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by ViaSat. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Source Materials shall include the initial Source Materials and any updates. .


b. DeposiTrack Service. DSI shall notify ViaSat in writing quarterly of ViaSat's obligation to make updated deposits. Within sixty (60) days of receipt of such notice, ViaSat shall certify in writing to DSI that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there has not been a release of a new version of the product since the last deposit. Within seven (7) days after such sixty (60) day period, DSI shall notify WildBlue that DSI has received (a) an updated deposit from ViaSat; (b) a statement from ViaSat advising there has not been a release of a new version of the product since the last deposit; or (c) no response from ViaSat. Unlimited deposit updates and two (2) storage units are included in the fees for this Agreement.


1.8 Removal of Source Materials. The Source Materials may be removed and/or exchanged only on written instructions signed by ViaSat and WildBlue, or as otherwise provided in this Agreement.

Master Preferred Escrow Agreement

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING.


2.1 Confidentiality. DSI shall maintain the Source Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Source Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Source Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Source Materials, DSI will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of ViaSat and/or WildBlue to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.).


2.2 Status Reports. DSI will issue to ViaSat and WildBlue a report profiling the account history at least semi-annually including details of any deposit updates made by ViaSat in accordance with Section 1.7. DSI may provide copies of the account history pertaining to this Agreement upon the request of a Party to this Agreement.


2.3 Audit Rights. During the term of this Agreement, ViaSat and WildBlue shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO DSI.


3.1 Title to Media. ViaSat hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.


3.2 Right to Make Copies. DSI shall have the right to make copies of the Source Materials as reasonably necessary to perform its obligations under this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Source Materials onto any copies made by DSI. With all Source Materials submitted to DSI, ViaSat shall provide any and all instructions as may be necessary to duplicate the Source Materials including but not limited to the hardware and/or software needed.


3.3 Right to Transfer Upon Release. ViaSat hereby grants to DSI the right to transfer Source Materials to WildBlue upon any release of the Source Materials for use by WildBlue in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Source Materials.


ARTICLE 4  -- RELEASE OF DEPOSIT.

Master Preferred Escrow Agreement

4.1 Release Conditions. As used in this Agreement, "ViaSat" shall included all of ViaSat's subsidiaries and "Release Conditions" shall mean the existence of any one or more of the following circumstances:.


a. ViaSat is unable or unwilling, after fourteen (14) days written notice from WildBlue, to provide support and maintenance for SMs or SMTSs, as applicable, in accordance with the Relevant Agreements;.


b.  ViaSat is subject to an Insolvency Event as follows:.


        (i) ViaSat makes an assignment for the benefit of creditors or is generally unable to pay its debts as such debts become due for sixty (60) days; or


        (ii) any decree or order for relief in respect of ViaSat is entered, under any bankruptcy, reorganization, insolvency, dissolution, or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law") of any relevant jurisdiction; or


        (iii) ViaSat petitions or applies to any tribunal for, or consents to the appointment of, or taking possession by, a trustee, receiver, custodian, or liquidator, of any substantial part of the assets of ViaSat, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to ViaSat under the Bankruptcy Law of any other jurisdiction, that is not stayed or dismissed within sixty (60) days; or


        (iv) any such petition or application is filed, or any such proceedings are commenced, against ViaSat by a third party that are not stayed or dismissed within sixty (60) days and ViaSat, by any act, indicates its approval thereof, consent thereto or acquiescence to such petition, application or proceedings; or.


c. WildBlue requires Feature Work (as defined in the Relevant Agreements) to be performed on SMs or SMTSs, as applicable, and ViaSat is unwilling to perform the Feature Work or the Parties are unable to agree on the terms under which ViaSat would perform such feature work in accordance with the applicable Relevant Agreement; .


d. termination due to breach of a material term of a Relevant Agreement by ViaSat; or .


e. at the end of the Term, ViaSat will not extend the Relevant Agreement on commercially reasonable terms. .


4.2 Filing for Release. If WildBlue believes in good faith that a Release Condition has occurred, WildBlue may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Source Materials for the WBSM or SMTS, as applicable; provided, that in the case of a Release Condition event described in Section 4.1(c) above, WildBlue shall only be entitled to request release of those materials

Master Preferred Escrow Agreement
described in paragraph 1 of the definition of Source Materials set forth on Exhibit A hereto. WildBlue shall only be entitled to request a release of both WBSM and SMTS Source Materials if a Release Condition exists under both Relevant Agreements. Upon receipt of such notice, DSI shall provide a copy of the notice to ViaSat by commercial overnight mail. .


4.3 Contrary Instructions. From the date ViaSat receives a request for release of the all or part of the Source Materials, ViaSat shall have fourteen (14) calendar days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by ViaSat that a Release Condition has not occurred or has been cured or that the list of Source Materials requested by WildBlue is beyond the scope of Source Materials permitted to be released under this Agreement or the Relevant Agreement(s). Upon receipt of Contrary Instructions, DSI shall send a copy to WildBlue by commercial express mail. Additionally, DSI shall notify both ViaSat and WildBlue that there is a dispute to be resolved pursuant to the Dispute Resolution section of this Agreement (Section 7.3). Subject to Section 5.2, DSI will continue to store the Source Materials without release pending (a) joint instructions from ViaSat and WildBlue; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.


4.4 Release of Deposit. If DSI does not receive Contrary Instructions from ViaSat, DSI is authorized to release the requested Source Materials (the "Released Source Materials") to WildBlue. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to WildBlue. Upon any such release, the escrow arrangement will be suspended as it relates to ViaSat and WildBlue involved in the release.


4.5     Right to Use Following Release.


Subject to the terms and conditions of this Agreement and the Relevant Agreements, ViaSat hereby grants to WildBlue a current non-exclusive, perpetual, royalty free, worldwide, non-transferable (except as provided in the Assignment provision) license to access, utilize modify and adapt the Released Source Materials, make, have made, use, have used, sell, lease or otherwise transfer SMs and SMTSs (as defined in the Relevant Agreements), as applicable, and to provide or have a third party provide support and maintenance or Feature Work (as defined below) for SMs and SMTSs, as applicable, in accordance with the terms of the applicable Relevant Agreement; provided, that in the case of a Release Condition event described in Section 4.1(c) above, such license shall be limited to a world-wide, non-exclusive, non-transferable, perpetual, royalty free license to access, utilize, modify and adapt the Released Source Materials solely for the development, distribution and support of the new Features and functions . WildBlue hereby covenants not to exercise the rights granted to it in this clause 4.5 except upon the valid release of the Released Source Materials pursuant to a Release Event as provided in this Agreement and the Relevant Agreements. WildBlue shall be obligated to maintain the confidentiality of the Released Source Materials and treat such Released Source Materials as "Confidential Information" in accordance with the terms of the applicable Relevant Agreement. .

Master Preferred Escrow Agreement

ARTICLE 5  --  TERM AND TERMINATION.


5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) ViaSat and WildBlue jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the Acceptance Form has been signed at a date later than this Agreement, the initial term of the Acceptance Form will be for one year with subsequent terms to be adjusted to match the anniversary date of this Agreement. If the Source Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.


5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to the Parties to this Agreement affected by such delinquency. Each Party shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then at any time thereafter DSI shall have the right to terminate this Agreement to the extent it relates to the delinquent Party by sending written notice of termination to such affected Parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.


5.3 Disposition of Source Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Source Materials in accordance with instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Source Materials or return them to ViaSat. DSI shall have no obligation to return or destroy the Source Materials if the Source Materials are subject to another escrow agreement with DSI.


5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:.


        a. ViaSat's Representations (Section 1.5) if a release of the Source Materials has occurred prior to the termination;.


        b. The obligations of confidentiality with respect to the Source Materials;.


        c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Source Materials has occurred prior to termination;.


        d.     The obligation to pay DSI any fees and expenses due;.


        e.     The provisions of Article 7; and.


        f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

Master Preferred Escrow Agreement

ARTICLE 6  --  DSI'S FEES.


6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. Unless otherwise stated in this Agreement or agreed in a writing signed by DSI, WildBlue will pay DSI's fees. DSI shall notify the Party responsible for payment of DSI's fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.


6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Source Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES.


7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a Party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.


7.2 Indemnification. ViaSat and WildBlue each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of DSI.


7.3 Dispute Resolution. Unless otherwise agreed by ViaSat or WildBlue, any dispute relating to or arising from this Agreement shall be initiated and maintained in a court of competent jurisdiction in Denver, Colorado, USA or San Diego, California, USA.


7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of New York, United States of America, without regard to its conflict of law provisions.


7.5 Notice of Requested Order. If any Party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that Party shall:.


a.      Give DSI at least two business days' prior notice of the hearing;.

Master Preferred Escrow Agreement

b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and.


c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Source Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.


ARTICLE 8  --  GENERAL PROVISIONS.


8.1 Entire Agreement. This Agreement, which includes the Acceptance Form and the Exhibits described herein, and the Relevant Agreements embodies the entire understanding among all of the Parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Relevant Agreements between ViaSat and WildBlue and has no knowledge of any of the terms or provisions of any such Relevant Agreements. DSI's only obligations to ViaSat or WildBlue are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the Parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by WildBlue, Exhibit C need not be signed, and the Acceptance Form need only be signed by the Parties identified therein.


8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the Parties at the addresses specified in the attached Exhibit C and Acceptance Form. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of address or facsimile number. The Parties shall have the right to rely on the last known address or facsimile number of the other Parties. Unless otherwise provided in this Agreement, all notices must be in writing and all notices, documents and communications may be delivered by a reputable courier service, by electronic facsimile (followed by a copy by mail), or by certified or registered mail, (postage prepaid and return receipt requested). Notices sent by overnight courier shall be deemed received the day after the notice was sent.


8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the Parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.


8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of ViaSat or WildBlue unless DSI receives clear, authoritative and conclusive written evidence of the change of Parties.

Master Preferred Escrow Agreement

8.5 Regulations. ViaSat and WildBlue are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Source Materials may be delivered in accordance with the provisions of this Agreement.


VIASAT, INC.                                DSI TECHNOLOGY ESCROW SERVICES, INC.


By: ________________________________        By: _______________________________.


Name: ______________________________        Name: _____________________________.


Title: _____________________________        Title: ____________________________.


Date: ______________________________        Date: _____________________________.


WILDBLUE COMMUNICATIONS, INC.


By: ________________________________


Name: ______________________________


Title: _____________________________


Date: ______________________________


Master Preferred Escrow Agreement

                     PREFERRED BENEFICIARY ACCEPTANCE FORM.


                        Account Number ________________.


ViaSat, WildBlue and DSI Technology Escrow Services, Inc. ("DSI"), hereby acknowledge that WildBlue Communications, Inc. is WildBlue referred to in the Master Preferred Escrow Agreement ("Agreement") effective January ___, 2001 with DSI as the escrow agent and ViaSat as the depositor of the Source Materials. WildBlue hereby agrees to be bound by all provisions of such Agreement.


Notices and communications to and invoices for WildBlue should be addressed to:.

WildBlue Communications, Inc.
4600 South Syracuse Street, #500
Denver, CO 80237
Attention:  Michelle Kuska
With a copy to David M. Brown


Notices and communications to ViaSat should be addressed to:

ViaSat, Inc.
6155 El Camino Real
Carlsbad, CA 92008
Attention:  Tom Eidenshink.

VIASAT, INC.                                DSI TECHNOLOGY ESCROW SERVICES, INC.


By: ________________________________        By: _______________________________.


Name: ______________________________        Name: _____________________________.


Title: _____________________________        Title: ____________________________.


Date: ______________________________        Date: _____________________________.


WILDBLUE COMMUNICATIONS, INC.


By: ________________________________


Name: ______________________________


Title: _____________________________


Date: ______________________________



Master Preferred Escrow Agreement

EXHIBIT A.


                           MATERIALS TO BE DEPOSITED.


                        Account Number _________________.


ViaSat represents to WildBlue that Source Materials delivered to DSI shall consist of the following:


SOURCE MATERIALS means:


1. the human readable version of the Software written in a high level language, including source code listings as then commented, system and program flowcharts, and such other components, programs and documents to fully utilize, modify and maintain the Software consistent with standards set forth herein, including all necessary support routines that enable the software program to be compiled into Executable Code, all of which, where applicable, shall be on media that allows the program to be read and processed. Source Code includes all documentation and know-how reasonably necessary to allow a person reasonably skilled in computer programming to understand and utilize such programs; and


2. notebooks, technical data, know-how, designs and other information with respect to the design, development and production of the SMs and SMTSs, as applicable, sufficient to enable WildBlue to access, utilize, modify and adapt the Source Materials, make, have made, use, have used, sell, lease or otherwise transfer SMs and SMTSs and to provide or have a third party provide support and maintenance or Feature Work for the SMs and SMTSs. .


VIASAT, INC.                                WILDBLUE COMMUNICATIONS, INC.


By: ________________________________        By: ________________________________


Name: ______________________________        Name: ______________________________


Title: _____________________________        Title: _____________________________


Date: ______________________________        Date: ______________________________







Master Preferred Escrow Agreement

EXHIBIT B.


                        DESCRIPTION OF SOURCE MATERIALS.


Depositor Company Name: ViaSat Networks Inc.


Account Number: __________________________.


Product Name: ____________________________  Version: _____________


(Product Name will appear as the Exhibit B Name on Account History report).


SM/SMTS RELATIONSHIP.


__________ SM   __________SMTS.


DEPOSIT MATERIAL DESCRIPTION:


Quantity       Media Type & Size    Label Description of Each Separate Item.


____    Disk 3.5" or ____


____    DAT tape ____mm


____    CD-ROM


____    Data cartridge tape ____


____    TK 70 or ____ tape


____    Magnetic tape ____


____    Documentation


____    Other ______________________.


PRODUCT DESCRIPTION:


Environment: ______________________________________________________________


DEPOSIT MATERIAL INFORMATION:


Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.


Encryption tool name________________________       Version:__________________


Master Preferred Escrow Agreement

Hardware required: _________________________________________________________


Software required: _________________________________________________________


Other required information: ________________________________________________


I certify for ViaSat that the above described Source Materials have been transmitted to DSI:.


Signature: ________________________


Print Name: _______________________


Date: _____________________________


DSI has inspected and accepted the above materials (any exceptions are noted above):.


Signature: _________________________


Print Name: ________________________


Date Accepted:______________________


Exhibit B#:_________________________


Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123 (858) 499-1600.



Master Preferred Escrow Agreement

EXHIBIT C.


                               DESIGNATED CONTACT.


                       Account Number: _________________.




Notices and communications                      Invoices should be addressed to:
should be addressed to

For ViaSat Networks:





For WildBlue Communications Company:


Requests to change the designated contact should be given in writing by the designated contact or an authorized employee.




Contracts, Source Materials and                    Invoice inquiries and fee
notices to DSI should be addressed:                remittances addressed to:.

DSI                                                DSI
Contract Administration                            Accounts Receivable
Suite 202                                          P.O. Box 45156
9265 Sky Park Court                                San Francisco, CA 94145-0156
San Diego, CA 92123
Tel: (858)499-1600                                 Tel: (858) 499-1636
Fax: (858)694-1919                                 Fax: (858) 499-1637.




Date:__________________